Exhibit 4.73

Dated 30 October 2009

SESA GOA LIMITED

and

CITICORP INTERNATIONAL LIMITED

TRUST DEED

constituting

U.S.$500,000,000

5.0 per cent. Convertible Bonds due 2014

convertible into Shares of Sesa Goa Limited

Linklaters Allen & Gledhill

Ref: L-171788

Table of Contents

Contents		Page

1	Interpretation	1

2	Amount of the Bonds and Covenant to Pay	5

3	Form of the Bonds and Certificates	6

4	Stamp Duties and Taxes	7

5	Covenants relating to the Conversion Rights	8

6	Notices relating to the Conversion Right	10

7	Further Issues	13

8	Application of Moneys received by the Trustee	13

9	General Covenants	14

10	Remuneration and Indemnification of the Trustee	17

11	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000	18

12	Trustee Liable for Negligence	24

13	Waiver and Proof of Default	24

14	Trustee not Precluded from Entering into Contracts	25

15	Modification and Substitution	25

16	Appointment, Retirement and Removal of the Trustee	27

17	Currency Indemnity	28

18	Communications	28

19	Force Majeure	29

20	Governing Law and Jurisdiction	29

21	Counterparts	30

Schedule 1 Form of Certificate for Definitive Bonds		31

Schedule 2 Form of Global Certificate		82

Schedule 3 Provisions for Meetings of Bondholders		91

Schedule 4 Form of Directors’ Certificate		96

i

THIS TRUST DEED is made on 30 October 2009 between:

(1)	SESA GOA LIMITED, whose registered office is at Sesa Ghor, 20 EDC Complex, Patto, Panaji, Goa 403001, India (the “Company”); and

(2)	CITICORP INTERNATIONAL LIMITED whose specified office is situated at 39th Floor, ICBC Tower Citibank Plaza, 3 Garden Road, Central, Hong Kong (the “Trustee”, which expression, where the context so admits, includes all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS:

(A)	The Company, incorporated in India, has, pursuant to resolutions of its board of directors dated 24 September 2009 and resolutions of its shareholders dated 20 October 2009, authorised the issue of U.S.$500,000,000 5.0 per cent. Convertible Bonds due 2014.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

THIS DEED WITNESSES AND IT IS DECLARED as follows:

1	Interpretation

1.1	Definitions: Unless otherwise defined herein, terms defined in the Conditions shall have the same meanings herein. In addition, the following expressions have the following meanings:

“Agency Agreement” means the Paying, Conversion and Transfer Agency Agreement dated 30 October 2009, as amended or supplemented from time to time, between the Company, the Trustee and the Agents, whereby the Agents are appointed and includes any other agreements related to it, as amended or supplemented from time to time, approved in writing by the Trustee appointing Successor Agents;

“Agents” means the Principal Agent, the Registrar and the other paying, conversion and transfer agents appointed under the Agency Agreement, at their specified offices, and their Successors;

“Auditors” means the statutory auditors of the Company for the time being, or, if they are unable or unwilling to carry out any action requested of them under this Trust Deed or the Conditions, such other firm of accountants as may be nominated or approved in writing by the Trustee for the purpose;

“Bondholder” or, in respect of a Bond, “holder” means a person in whose name a Bond is registered in the register of Bondholders save that, for the purposes of enforcement of the provisions of this Trust Deed against the Trustee, the persons named in a certificate of the holder of the Bonds in respect of which the Global Certificate is issued shall be recognised as the beneficiaries of the trusts set out in this Trust Deed to the extent of the principal amount of the interest in the Bonds set out in the certificate of the holder as if they are themselves the holders of Bonds in such principal amounts (and the holder of the Bonds in respect of which the Global Certificate is issued shall not be so recognised to the same extent);

“Bonds” means bonds, in the denomination of U.S.$100,000 each or integral multiples thereof, in registered form comprising the U.S.$500,000,000 5.0 per cent. Convertible Bonds due 2014 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number or principal amount of them and includes any replacement Certificates issued pursuant to the Conditions and (except for the purposes of Clause 3.1) the Global Certificate;

“BSE” means the Bombay Stock Exchange Limited;

“business day” has the meaning set out in Condition 7.6;

“Capital Distribution” has the meaning set out in Condition 6.3.4;

“Certificate” means a certificate, in or substantially in the form set out in Schedule 1, issued in the name of the holder of one or more Bonds and includes any replacement Certificates issued pursuant to the Conditions; and, except in Clause 3, includes the Global Certificate in or substantially in the form set out in Schedule 2;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, incorporated under the laws of the Grand Duchy of Luxembourg or any successor securities clearing agency;

“Closing Date” means 30 October 2009;

“Conditions” means the terms and conditions of the Bonds set out in Schedule 1 as from time to time modified in accordance with this Trust Deed, and as modified, in their application to the Bonds in respect of which the Global Certificate is issued, by the provisions of the Global Certificate, and any reference to a particularly numbered Condition shall be construed accordingly;

“Conversion Date” has the meaning set out in Condition 6.2.1;

“Conversion Notice” means the written notice from time to time in a form approved by the Trustee required to accompany Certificates deposited for the purposes of conversion of Bonds, the initial form of which is set out in Exhibit A to the Agency Agreement;

“Conversion Period” has the meaning set out in Condition 6.1.1;

“Conversion Price” has the meaning set out in Condition 6.1.3;

“Conversion Right” has the meaning set out in Condition 6.1.1;

“Current Market Price” has the meaning set out in Condition 6.3.15;

“Delisting” has the meaning set out in Condition 8.5.1;

“Directors” or “Board of Directors” means the directors of the Company;

“Euroclear” means Euroclear Bank S.A./N.V., or any successor securities clearing agency;

“Event of Default” means an event described in Condition 10;

“Extraordinary Resolution” has the meaning set out in Schedule 3;

“Fiscal Period” means, as the context may require, a period (a) in the case of an annual Fiscal Period, commencing on 1 April and ending on the succeeding 31 March or (b) in the case of a semi-annual period, commencing on 1 April and ending on the succeeding 30 September provided that if the Company shall change its financial year so as to end on a date other than 31 March, the foregoing shall be amended as necessary;

“Global Certificate” means the global certificate which will represent the Bonds, substantially in the form set out in Schedule 2;

“Independent Financial Institution” has the meaning set out in Condition 6.3.4;

“Indian person” means:

(a)	a person residing in India for more than 182 days during the course of the previous financial year but does not include:

(i)	a person who has left India or who stays outside India, in either case for the purpose of taking up employment outside India or carrying on a business outside India or a vocation outside India, or for any other purpose, in such circumstances as would indicate an intention to stay outside India for an uncertain period; or

(ii)	a person who arrives or stays in India, in either case, otherwise than for employment in India, or carrying on a business or a vocation in India, or for any other purpose, in such circumstances as would indicate an intention to stay outside India for an uncertain period;

(b)	any person or body corporate registered or incorporated in India;

(c)	an office, branch or agency in India owned or controlled by a non-Indian person; or

(d)	an office, branch or agency outside India owned or controlled by an Indian person;

“Indian Exchanges” means the BSE and the NSE;

“non-assessable”, in relation to securities, including the Shares, means that, when issued, those securities are not subject to any further calls by the Company for, or any other provisions which could require, further payments or contributions from their holders;

“Non-Permitted Conversion Price Adjustment Event” has the meaning set out in Condition 8.7;

“NSE” means the National Stock Exchange of India Limited;

“outstanding” means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys including all interest (including default interest, if any) accrued on such Bonds to the date for such redemption and any interest (including default interest, if any) payable under the Conditions after such date have been duly paid to or to the order of the Trustee as provided in Clause 2 or have been duly paid to the Principal Agent and remain available for payment following surrender of Certificates in respect of the Bonds, (c) those in respect of which claims have become prescribed under Condition 12, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those in respect of which the Conversion Right has been duly exercised and discharged (and, for the avoidance of doubt, a Bond in respect of which a Conversion Date has occurred shall be deemed to remain outstanding until the Conversion Right has been satisfied and discharged even if the name of the holder is removed from the register of Bondholders during the conversion process), (f) those mutilated, destroyed or defaced Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 15 and (g) the Global Certificate to the extent that it shall have been exchanged for definitive Certificates pursuant to its provisions; provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Bondholders, (2) determining how many Bonds are outstanding for the purposes of Conditions 11, 14 and 16 and Schedule 3, (3) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, and (4) the certification or determination (where relevant) by the Trustee as to whether any event, circumstance, matter or thing is in its opinion materially prejudicial to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of the Company or any of its Subsidiaries and not yet cancelled shall be deemed not to remain outstanding;

“Potential Event of Default” means an event or circumstance which could with the issuing of a certificate by the Company and/or the giving of notice and/or the lapse of time become an Event of Default;

“Principal Agent” means Citibank, N.A. at its specified office at 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom or any Successor Principal Agent appointed under the Agency Agreement at its specified office;

“record date” means a date fixed by the Directors or otherwise specified for the purpose of determining entitlements to dividends or other distributions to, or rights of, holders of Shares;

“Register” has the meaning set out in Condition 3.1;

“Registrar” means Citigroup Global Markets Deutschland AG & Co. KGaA at its specified office at Reuterweg 16, 60323, Frankfurt, Germany or any Successor Registrar appointed under the Agency Agreement at its specified office;

“SGX-ST” means the Singapore Exchange Securities Trading Limited;

“Shareholder” means the person in whose name a Share is registered;

“Shares” means (a) shares of the class of share capital of the Company which, at the date of this Trust Deed, is designated as equity shares with full voting rights of Rs.1.00 each in the capital of the Company, together with shares of any class or classes resulting from any division, consolidation or re-classification thereof, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or winding-up of the Company, and (b) fully-paid and non-assessable shares of any class or classes of the share capital of the Company authorised after the date of this Trust Deed which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or winding-up of the Company; provided that subject to the provisions of Condition 11, shares to be issued on a conversion of Bonds means only “Shares” as defined in paragraph (a) above;

“specified office” means, in relation to an Agent the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 9.11;

“Subsidiary” has the meaning given to it in Condition 4;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Company as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 9.11;

“this Trust Deed” means this Trust Deed (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

“Trading Day” has the meaning given to it in Condition 6.3.15; and

“trust corporation” means a trust corporation (as defined under the Law of Property Act 1925) or a corporation entitled to act as trustee pursuant to applicable foreign legislation relating to trustees.

1.2	Construction of Certain References: References to:

1.2.1	costs, charges, remuneration or expenses include any withholding, value added, turnover or similar tax charged in respect thereof;

1.2.2	“U.S. Dollars” and “U.S.$” are to the lawful currency for the time being of the United States of America;

1.2.3	“Rs.” and “Rupees” are to the lawful currency for the time being of India;

1.2.4	an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include references to the action, remedy or method of judicial proceedings in jurisdictions other than England and Wales as shall most nearly approximate thereto; and

1.2.5	references in this Trust Deed and the Conditions to the consent or approval of the Trustee not being unreasonably withheld or delayed shall be construed giving due regard to the fact that the Trustee in giving any such consent or approval is acting as Trustee for the Bondholders and is obliged to act in their interests.

1.3	Headings: Headings shall be ignored in construing this Trust Deed.

1.4	Schedules: The Schedules are part of this Trust Deed and have effect accordingly.

1.5	Definitions in Conditions: Terms defined in the Conditions shall, unless otherwise defined herein, have the same meaning when used in the main body of this Trust Deed.

1.6	Contracts (Rights of Third Parties) Act 1999: A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

2	Amount of the Bonds and Covenant to Pay

2.1	Amount of the Bonds: The aggregate principal amount of the Bonds is limited to U.S.$500,000,000.

2.2	Covenant to pay: The Company will on any date when the Bonds or any of them become due to be redeemed in accordance with the Conditions or any principal or interest on the Bonds or any of them becomes or become due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in U.S. Dollars in immediately available funds the principal amount of the Bonds or any of them becoming due for redemption on that date together with any applicable premium and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest on the principal amount of the Bonds outstanding as set out in the Conditions provided that (a) subject to the provisions of Clause 2.4, payment of any sum due in respect of the Bonds made to or to the order of the Principal Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions and (b) a payment made after the due date or pursuant to Condition 10 will be deemed to have been made on the business day after the full amount due (including default interest accrued, if any) has been received by the Principal Agent or the Trustee and notice to that effect has been given to the Bondholders (if required under Clause 9.10) except (if payment is made to the Principal Agent) to the extent that there is failure in the subsequent payment to the relevant Bondholders under the Conditions. The Trustee will hold the benefit of the covenants in this Clause 2.2 on trust for the Bondholders.

2.3	Discharge: Subject to Clause 2.4, any payment to be made in respect of the Bonds by the Company or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Company or the Trustee, as the case may be.

2.4	Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:

2.4.1	by notice in writing to the Company and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law:-

(a)	to act as agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement mutatis mutandis (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed after application in accordance with Clause 8 below) and thereafter to hold all Certificates and all moneys, documents and records held by them in respect of the Bonds to the order of the Trustee; and/or

(b)	to deliver all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee directs in such notice or subsequently, provided that this Clause 2.4.1(b) shall not apply to any documents or records which the relevant Agent is obliged not to release by any laws or regulations to which it is subject; and

2.4.2	by notice in writing to the Company require it to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Agent. With effect from the issue of such notice to the Company, and from then until such notice is withdrawn, proviso (a) to Clause 2.2 shall cease to have effect.

3	Form of the Bonds and Certificates

3.1	The Global Certificate: On the issue of the Bonds, the Company shall issue the Global Certificate substantially in the form of Schedule 2 in respect of the aggregate principal amount of the Bonds. The Bonds will be represented by the Global Certificate in the aggregate principal amount of the Bonds and the Company shall procure the Registrar to make such entries in the register of Bondholders as appropriate. The Global Certificate will be registered in the name of, and deposited with, a nominee of a common depositary for Euroclear and Clearstream, Luxembourg. The Global Certificate need not be security printed. The Bonds evidenced by the Global Certificate shall be subject to its terms in all respects and entitled to the same benefits under this Trust Deed as Bonds evidenced by individual definitive Certificates.

3.2	The Definitive Certificates: The definitive Certificates, if issued, will be security printed in accordance with all applicable legal and stock exchange requirements and will be substantially in the form set out in Schedule 1 and endorsed with the Conditions.

3.3

Signature: The Global Certificate (and the definitive Certificates, if issued) shall be signed manually or in facsimile by one or more Directors or officers of the Company duly authorised for the purpose or signed manually or in facsimile by any duly authorised attorney of the Company and authenticated manually or in facsimile by or on behalf of the Registrar. The Company may use the facsimile signature of any person who at the date of this Trust Deed is a Director or officer of the Company even if at the time of issue of any Certificate (including the Global

Certificate) such person no longer holds such office. Bonds represented by Certificates (including the Global Certificate) so executed and authenticated will be binding and valid obligations of the Company.

3.4	Redemption: Upon full or partial redemption of any of the Bonds for any reason, a notation will be made by the Registrar in the register of Bondholders reflecting such event (or, in the case of any definitive Certificates that are outstanding, such Certificates shall be surrendered to the Registrar and in the case of partial redemption, new definitive Certificates shall thereupon be issued in appropriate amounts).

3.5	Issue: Issue and delivery of the Bonds shall be completed on the issue and delivery of the Global Certificate, duly authenticated by the Registrar, to a common depositary for Euroclear and Clearstream, Luxembourg (or its representative) by, or at the order of, the Company and completion of the register of Bondholders by the Registrar.

3.6	Entitlement to treat holder as owner: A Bondholder will (save as otherwise required by law) be treated as the absolute owner of a Bond registered in its name for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on or the theft or loss of the Certificate issued in respect of it) and no person will be liable for so treating the holder. Payments made to such holder in accordance with the Conditions will be valid and effective to satisfy and discharge the liability for relevant moneys payable on the Bonds to such holder.

4	Stamp Duties and Taxes

4.1	Stamp Duties: The Company will pay any stamp, issue, registration, documentary, transfer or other taxes and duties, including interest and penalties, payable in respect of the creation, issue and offering of the Bonds, the execution or delivery of this Trust Deed and the deposit of Certificates and Conversion Notices for the conversion of Bonds and the issue and delivery of Shares following such deposit, except for the taxes and duties required to be paid by Bondholders under Condition 6.2.2. The Company will also indemnify the Trustee and the Bondholders from and against all stamp, issue, registration, documentary, transfer or other taxes and duties paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 13 to do so) the Bondholders to enforce the obligations of the Company under this Trust Deed or the Bonds. For the avoidance of doubt, the Trustee will not be responsible for determining whether any such taxes or duties are payable or for determining the amount of such taxes or duties and it shall not be responsible for any failure by the Issuer or any Bondholder to pay such taxes and/or duties.

4.2	Change of Taxing Jurisdiction: If the Company becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to India or any such authority of or in such territory which imposes taxes, duties, assessments or governmental charges of whatever nature with respect to this Trust Deed or the Bonds then the Company will notify the Trustee in writing as soon as practicable and (unless the Trustee otherwise agrees in advance in writing) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for, or (as the case may require) the addition to, the references in that Condition to India of references to that other or additional territory or authority to whose taxing jurisdiction the Company has become so subject or which has imposed such taxes, duties, assessments or governmental charges. In such event this Trust Deed and the Bonds will be read accordingly.

5	Covenants relating to the Conversion Rights

The Company hereby undertakes to and covenants with the Trustee that so long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution of the Bondholders or with the written approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of Bondholders to give such approval, the Company will:

5.1	Availability of Shares: reserve, free from pre-emptive or other similar rights, out of its authorised but unissued equity share capital the full number of Shares required to be issued on conversion of the Bonds from time to time remaining outstanding without breaching any foreign ownership restrictions in India applicable to the Shares and will ensure that all such Shares will be duly and validly issued as fully-paid and non-assessable;

5.2	Expenses: pay the expenses of the issue or delivery of, and all expenses of obtaining listing for, Shares arising on conversion of the Bonds;

5.3	Limited Issues of Shares: not issue or pay up any securities by way of capitalisation of profits or reserves unless, in any such case, it gives rise (except where such an adjustment is exempted under this Trust Deed) to an adjustment of the Conversion Price, other than (i) by the issue of fully-paid Shares to the Shareholders and other persons entitled to them, or (ii) by the issue of Shares paid up in full out of profits or reserves in accordance with applicable law and issued wholly, ignoring fractional entitlements, including Shares issued as a regular periodic stock dividend or in lieu of a cash dividend, or (iii) by the issue of fully-paid equity share capital (other than Shares) to the holders of equity share capital of the same class and other persons entitled thereto subject in each case to the Conditions;

5.4	Limited Modification of Rights: not modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favourable than the rights attaching to Shares but so that nothing in this Clause 5.4 shall prevent (i) a consolidation or subdivision of the Shares or the conversion of any Shares into stock or vice versa, or (ii) a modification to the rights attaching to the Shares which is not, in the opinion of an Independent Financial Institution, materially prejudicial to the interests of the Bondholders;

5.5	Limited Grant of Rights: procure that no securities (whether issued by the Company or any of its Subsidiaries or otherwise procured by the Company or any of its Subsidiaries to be issued) issued without rights to convert into or exchange or subscribe for Shares shall subsequently be granted such rights at a consideration per Share which is less than the Current Market Price per Share at close of business on the Trading Day last preceding the date of the announcement of the proposed inclusion of such rights unless the same gives rise (except where such an adjustment is exempted under this Trust Deed) to an adjustment of the Conversion Price and that at no time shall there be in issue Shares of differing nominal values;

5.6	Reduction of Capital: it will not make any reduction of its equity share capital or any uncalled liability in respect thereof or of any share premium account or capital redemption reserve fund (except, in each case, as permitted by law);

5.7	Notice: simultaneously with the announcement of the terms of any issue falling within Condition 6.3.9 or 6.3.10 give notice to the Bondholders and the Trustee in accordance with Condition 17 of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their rights of conversion before then;

5.8	Directors’ Certificate: if an event happens as a result of which the Conversion Price may be adjusted pursuant to this Trust Deed, subject to Condition 6.3, as soon as practicable send the Trustee a certificate signed by two Directors setting out particulars of the event, whether an adjustment to the Conversion Price falls to be made and, if so, the adjusted Conversion Price and the date on which such adjustment takes effect, whether an amount falls to be carried forward pursuant to Condition 6.3.17 and if so the amount to be carried forward and in any case setting out such other information as the Trustee may reasonably require and the Company shall also cause a notice containing the same information to be sent to the Bondholders in accordance with Condition 17;

5.9	Notice of Offer: if an offer is made to all (or as nearly as may be practicable all) Shareholders, or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associate or associates of the offeror to acquire all or a portion of the Shares and if such offer comes to the knowledge of the Company, or if any person proposes a scheme with regard to such acquisition, give notice in writing of such offer or scheme to the Trustee and to the Bondholders in accordance with Condition 17 as soon as practicable stating that details concerning such offer or scheme may be obtained from the specified offices of the Agents and shall use its reasonable endeavours to procure that a like offer or scheme is extended to Bondholders and the holders of any Shares issued during the period of the offer of the scheme upon the exercise of the Conversion Right;

5.10	Consents: if it is a party to any transaction referred to in Condition 11 in which the Company is not the continuing corporation, use its best endeavours to obtain all consents which may be necessary or appropriate under the laws of India to enable the continuing corporation to give effect to the Conversion Right;

5.11	Closing of Register: unless so required by the Conditions and/or any applicable laws of India, not close its register of Shareholders or take any other action which prevents the transfer of its Shares generally and ensure that the Bonds may be converted legally and the Shares issued on conversion may (subject to the Conditions and/or any limitation imposed by law) be transferred (as between transferor and transferee although not as against the Company) at all times while the register is closed or such other action is effective; nor take any action which prevents the conversion of the Bonds or the issue of Shares in respect of them;

5.12	Compliance with Conditions: comply with the Conditions;

5.13	Notice of Change in Laws of India: as soon as practicable upon becoming aware of any changes in the laws or regulations of India affecting the conversion of the Bonds give notice to the Bondholders (in accordance with Condition 17) and the Trustee of such changes. The Trustee shall have no duty to monitor changes in the laws or regulations of India and shall not be liable to any person for any failure to monitor so and shall be entitled to conclusively rely upon certificates of the Company and/or independent legal counsel as contemplated in the Conditions;

5.14	Other Securities: subject to the Conditions, procure that no securities of the Company (other than the Bonds) are converted into or exchanged by or on behalf of the Company for Shares and that no rights or warrants to subscribe for or purchase Shares are permitted by or on behalf of the Company to be exercised, otherwise in each case than in accordance with their terms of issue (except to the extent that any modification of the terms of issue is either taken into account by an adjustment to the Conversion Price of the Bonds or is such that it does not require to be taken into account by an adjustment to the Conversion Price of the Bonds or such terms are mandatorily amended by any change in the laws or regulations of India);

5.15	Conversion of Bonds: use its best endeavours to ensure that, for so long as any Bond is outstanding and save as required by any mandatory provisions of Indian law or regulations, all Shares issuable on conversion of Bonds will be registrable in the name of a non-Indian person;

5.16	Closed Periods: for the avoidance of doubt, Closed Periods will be limited to such periods specified in Condition 6.1.1 of the Bonds;

5.17	Minimum Conversion Price: it will not take any corporate or other action pursuant to Conditions 6.3.1 to 6.3.14 that would cause the Conversion Price to be adjusted to a price which would render conversion of the Bonds into Shares at such adjusted Conversion Price to be in contravention of applicable law or subject to approval from the Reserve Bank of India, the Ministry of Finance, Government of India and/or any other governmental/regulatory authority in India. The Company also covenants that prior to taking any action which would cause an adjustment to the Conversion Price, the Company shall provide the Trustee with an opinion of an independent legal counsel in India of international repute, approved by the Trustee in writing, stating that the Conversion Price as proposed to be adjusted pursuant to such action, is in conformity with applicable law and that the conversion of the Bonds to the Shares at such adjusted Conversion Price would not require approval of the Reserve Bank of India, the Ministry of Finance, India and/or any other governmental/regulatory authority in India (the “Price Adjustment Opinion”). To the extent that an event triggering an adjustment to the Conversion Price occurs and the Company is unable to provide the Trustee with a Price Adjustment Opinion, the Company shall give notice to Bondholders of their Non-Permitted Conversion Price Adjustment Event Repurchase Right, as defined in and pursuant to Condition 8.7; and

6	Notices relating to the Conversion Right

6.1	Requirement to give notice: If after the date of this Trust Deed:

6.1.1	the Company authorises the grant, issue or offer to the holders of Shares of options, rights or warrants to subscribe for or purchase either any Shares or any securities convertible into, or exchangeable for or which confer rights to purchase, Shares; or

6.1.2	the Company declares a dividend in or makes any other distribution on, or pays or makes any cash or other distribution in respect of, Shares, other than cash dividends which are not Extraordinary Cash Dividends, or authorises the grant, issue or offer to the holders of Shares of rights or warrants to subscribe for or purchase any shares or securities other than Shares or any securities convertible into or exchangeable for or which confer rights to purchase Shares; or

6.1.3	there is a re-classification of the Shares (including a division or consolidation of the Company’s outstanding Shares) or a consolidation, merger or amalgamation to which the Company is a party (whether or not the Company will be a continuing corporation) or any sale or transfer of all or substantially all of the assets or business of the Company; or

6.1.4	the Company authorises the issue of any securities convertible into or exchangeable for Shares or rights or warrants to subscribe for or purchase Shares or securities (other than those referred to in Clause 6.1.1 or 6.1.2 above) which will, or authorises the issue of any Shares which will, (or, if in any such case a relevant consideration or offering price fixed by the Directors to be recommended at a relevant general meeting of shareholders is adopted, will) upon issue give rise to an adjustment to the Conversion Price pursuant to Condition 6.3; or

6.1.5	there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall forthwith give 14 days’ written notice thereof to the Trustee and the Principal Agent and, in addition, it will at least 10 days before the applicable record date (provided however that if there is no applicable record date, the date by which the Company shall give such written notice shall be the earlier of the effective date or the date of submission) give notice to the Bondholders in accordance with Condition 17 stating, as the case may require:

(a)	the record date in India for such grant, issue or offer of options, rights or warrants, dividend, distribution or payment or such re-classification (and, in the case of the grant, issue or offer of options, rights or warrants, the period during which such options, rights or warrants may be exercised); or

(b)	the date in India (i) on which such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is to be submitted to a general meeting of Shareholders of the Company for approval, and (ii) which is the record date for the same (if applicable), and (iii) on which such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and (iv) as of which it is expected that holders of Shares will be entitled, if at all, to exchange their Shares for securities or other property deliverable upon such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up; or

(c)	(in the event of the declaration of a dividend or other distribution referred to in Clause 6.1.2 above, the payment of which must, under mandatory provisions of the laws of India, be submitted for approval to a general meeting of Shareholders or to a meeting of the Directors before such dividend or other distribution may be paid or made) the date of such submission; or

(d)	(in the event of an issue referred to in Clause 6.1.4 above) the date of such issue; or

(e)	(in the event of such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up not being submitted to a general meeting of shareholders of the Company for approval) (i) the record date for the same (if applicable), and (ii) the date when the same becomes effective;

provided that:

(aa)	if the exact date of any such submission referred to in paragraph (b) or (c) above is not known at the time of such notice in writing to the Trustee and the Principal Agent, such notice shall indicate the approximate date thereof and the Company shall give a second notice in writing to the Trustee and the Principal Agent as soon as practicable, specifying the exact date of submission;

(bb)

if the period referred to in paragraph (a) above or the effective date or exchange date referred to in paragraph (b) above or the date of issue or effective date referred to in paragraph (d) or (e) above is not known at the time of such first notice to the Trustee and the Principal Agent, the Company shall give a second notice in writing to the Trustee and the Principal Agent, at least 10 days before the commencement of such period or (as the case may be) before such date specifying such period (and the date of its commencement), effective date, exchange date or date of issue specifying such period and the date of commencement thereof and/or such effective date and/or such exchange date and/or such date of issue and shall also (in a case within paragraph (a), (b) or (e) above) cause such second written notice to be given to Bondholders in accordance with Condition 17 at least 10 days before the commencement of the applicable period or (as the case may be) before the effective date or exchange date except where such period or date has already been specified in the first notice to the Trustee and the Bondholders; and

(cc)	in the case of any issue referred to in Clause 6.1.4 above, the Company need not give any notice mentioned above before the date on which the relevant consideration per Share for such issue is fixed by the Company but in any such case the Company shall promptly upon the fixing of such consideration give notice in accordance with this Clause 6.1.

6.2	Where Adjustment to Conversion Price Required: If the event referred to in a notice required pursuant to Clause 6.1 would result in an adjustment to the Conversion Price, such notice shall also state the Conversion Price in effect at the time such notice is required to be given and the Conversion Price which will result after giving effect to such event or, if such adjusted Conversion Price is not then determinable, the fact that an adjustment in the Conversion Price may result. Without prejudice to Clause 6.3, if, after giving effect to the event covered by any such notice and to any adjustment in the Conversion Price, the Shares could not or might not (but for Condition 6.3.18), under applicable law then in effect, be legally issued upon conversion of Bonds as fully-paid and non-assessable, any such notice shall also state such fact and the extent to which, by reason of such provisions, effect will not be given to such adjustment.

6.3	Notice of Adjustment: If the Conversion Price is to be adjusted, the Company shall (a) as soon as practicable notify (by fax or by letter signed by authorised signatories) the Trustee and each of the Agents of particulars of the event giving rise to the adjustment, the Conversion Price before and after the adjustment, the date on which the adjustment takes effect and such other information as the Trustee may reasonably require (including the Company’s confirmation of the Closing Price data on which the calculation is based and a summary of the calculation), and (b) promptly after the adjustment takes effect, give notice to the Bondholders in accordance with Condition 17 (with a copy to the Trustee) stating that the Conversion Price has been adjusted and setting out the event giving rise to the adjustment, the Conversion Price in effect before the adjustment, the adjusted Conversion Price and the effective date of the adjustment. However, a notice pursuant to Clause 6.1 correctly stating any information required to be given pursuant to this Clause 6.3 shall, as to such information, satisfy the requirements of this Clause 6.3 save to the extent that further or different information should be notified.

6.4	Notification of Closed Periods: The Company shall give not less than ten days’ nor more than sixty days’ written notice to the Trustee, the Bondholders and each of the Agents of (a) any days during the Conversion Period on which the Company’s register of shareholders is to be closed by reason of Indian law or regulation or for the purpose of establishing any dividend or other rights attaching to the Shares, and (b) any other day during the Conversion Period on which it is aware that its register of shareholders is to be closed. The notice shall state the reason for such closure. Notwithstanding the foregoing, for each Closed Period, the Company will give notice to the Trustee, the Bondholders and each of the Agents at the beginning of such period.

6.5	Notification of end of Conversion Period: The Company shall give not less than 28 days’ nor more than 42 days’ notice to the Bondholders in writing prior to the end of the Conversion Period, which notice shall specify the Conversion Rights of the Bondholders and the Conversion Price then in effect (as adjusted pursuant to Clause 7 of this Trust Deed, if applicable).

7	Further Issues

7.1	Liberty to Create: The Company may, from time to time without the consent of the Bondholders, create and issue further securities (the “Further Bonds”) either having the same terms and conditions as the Bonds in all respects (or in all respects except the date of issue) and so that such further issue shall be consolidated and form a single series with the Bonds, or (in any case) upon such terms as to interest, conversion, premium, redemption and otherwise as the Company may at the time of issue thereof determine.

7.2	Means of Constitution: Any Further Bonds created and issued pursuant to the provisions of Clause 7.1 so as to form a single series with the Bonds shall be constituted by a deed supplemental to this Trust Deed and any other Further Bonds created and issued pursuant to the provisions of Clause 7.1 may, with the consent of the Trustee, be so constituted. The Company shall, prior to the issue of any Further Bonds to be so constituted, execute and deliver to the Trustee a deed supplemental to this Trust Deed (if applicable duly stamped or denoted) and containing a covenant in the form mutatis mutandis of Clause 2 of this Trust Deed in relation to the principal and interest in respect of such Further Bonds and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

7.3	Meetings of Bondholders: If the Trustee so directs, Schedule 3 shall apply equally to Bondholders and to holders of any securities issued pursuant to the Conditions as if references in it to “Bonds” and “Bondholders” were also to such securities and their holders respectively.

7.4	Notice of Further Issues: Whenever it is proposed to create and issue any Further Bonds, the Company shall give to the Trustee not less than seven days’ notice in writing of its intention to do so, stating the amount of Further Bonds proposed to be created or issued.

7.5	Separate Series: Any Further Bonds not forming a single series with the Bonds shall form a separate series and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of Clauses 2, 4, 5, 6.2, 7.3 and Clauses 8 to 21 (inclusive) and Schedule 3 shall apply mutatis mutandis separately and independently to the Bonds of each such series and in such Clauses and Schedule the expressions “Bonds” and “Bondholders” shall be construed accordingly.

7.6	Expert Certificate: If not less than 5 per cent. of the Bondholders shall have any doubts as to the appropriate adjustment to the Conversion Price, the Company shall at its expense and at the request of the Trustee, acting on the instructions of the Bondholders, and as soon as practicable, provide the Trustee with a certificate signed by two Directors setting out the method by which the adjustment is calculated and a certificate of an Independent Financial Institution certifying the appropriate adjustment to the Conversion Price and such a certificate shall be conclusive and binding on all concerned.

8	Application of Moneys received by the Trustee

8.1	Declaration of Trust: All moneys received by the Trustee in respect of the Bonds or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Company, be held by the Trustee upon trust to apply them (subject to Clause 8.2):

8.1.1	first, in payment or satisfaction of all fees, costs, expenses and liabilities incurred by the Trustee and the Agents (including remuneration payable to the Trustee and the Agents) in carrying out their respective functions under this Trust Deed and the Agency Agreement pari passu and rateably;

8.1.2	secondly, in payment of any other amounts (including principal, interest, default interest (if any) and premium (if any)) owing in respect of the Bonds pari passu and rateably; and

8.1.3	thirdly, in payment of any balance (if any) to the Company for itself.

If the Trustee holds any moneys in respect of Bonds which represent principal, interest and premium (if any) in respect of which claims have become prescribed under Condition 12, the Trustee will hold them on these trusts and apply them as set out in this Clause 8.1.

8.2	Accumulation: If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 8.1 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting interest and other income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent of the principal amount of the Bonds then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 8.1.

8.3	Investment: Subject to Clause 8.2, moneys held by the Trustee may, in the Trustee’s absolute discretion, be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in a U.S. dollar interest bearing account as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest calculated by reference to the rate of interest which at the relevant time would be payable by it on such a deposit to an independent customer.

9	General Covenants

So long as any Bond is outstanding, the Company will:

9.1	General Compliance: comply with, perform and observe the provisions of this Trust Deed and the Conditions;

9.2	Books of Account: keep, and procure that each of its Subsidiaries keeps, proper books of account and, so far as permitted by applicable law, allow, and procure that each of its Subsidiaries will allow, the Trustee and anyone appointed by it, access to the books of account of the Company and/or the relevant Subsidiary, respectively, at all reasonable times during normal business hours;

9.3	Notice of Events of Default: notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default;

9.4	Information: so far as permitted by applicable law, give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under this Trust Deed or by operation of law;

9.5

Financial Statements, etc.: send to the Trustee, as promptly as practicable (at the time of their issue and in any event within six months of the end of the annual Fiscal Period) after the close of each Fiscal Period, two copies in (or translated into) the English language of the annual report containing audited financial statements of the Company as at the end of, and for, such Fiscal Period, reported on by the Auditors and prepared in accordance with generally accepted accounting principles in India, provided that if and to the extent that the financial statements are not prepared or adjusted on a basis consistent with that used for the preceding corresponding Fiscal Period, that fact shall be stated and also two copies in (or translated into) the English language of any restated financial statements or documents to be provided to the Trustee as soon as practicable;

9.6	Information Material to Bondholders: send to the Trustee in (or translated into) the English language a summary of or a copy of all notices, statements and documents which are issued (or which under any legal or contractual obligation should be issued) to the holders of its Shares or its creditors generally as soon as practicable (but not later than 30 days) after their date of issue and make available to the Agents (without cost to the Agents) as many further copies or translations as they may request in order to satisfy any reasonable request from Bondholders from time to time;

9.7	Certificate of Directors: send to the Trustee, within 14 days of its annual audited financial statements being made available to its Shareholders and also within 14 days after any written request by the Trustee, a certificate of the Company (in or substantially in the form as set out in Schedule 4) signed by two Directors to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Company as at a date (the “Certification Date”) being not more than five days before the date of the certificate:

9.7.1	no Event of Default or Potential Event of Default had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it;

9.7.2	the Company has complied with all its obligations under this Trust Deed and the Bonds; and

9.7.3	there has been no change in the laws or regulations of India affecting the conversion of the Bonds (or the Conversion Right being exercisable).

Such certificates shall be accompanied in each case by an up-to-date list of the Directors and each of their specimen signatures. The Trustee shall be entitled to conclusively rely upon certificates of the Company and shall not be liable to any person for relying upon such certificates.

9.8	Notices to Bondholders: subject to applicable law, send to the Trustee, at least three days before the date of publication, a copy of the form of each notice in the English language to be given to Bondholders and once given, two copies of each such notice, such notice to be in a form approved by the Trustee (such approval not to be unreasonably withheld and, unless so expressed, not to constitute approval for the purpose of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) of any notice which is a communication within the meaning of Section 21 of FSMA) and (if appropriate) complying with the requirements of the SGX-ST. All notices shall be issued at the expense of the Company. The Trustee shall have no obligation to monitor compliance with such requirements and it shall be the sole responsibility of the Company to ensure such compliance;

9.9	Further Acts: so far as permitted by applicable law, execute all such further documents and do such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed and the Bonds;

9.10	Notice of late payment: forthwith upon request by the Trustee dispatch notice to the Bondholders in accordance with Condition 17 of any unconditional payment to the Principal Agent or the Trustee of any sum due in respect of the Bonds that by the time of such notice, has not been made or was made after the due date for such payment;

9.11	Change in Agents: give at least 14 days’ prior notice to the Bondholders of any future appointment, resignation or removal of any Agent or of any change by any Agent of its specified office and not make any such appointment or removal without the Trustee’s prior written approval;

9.12	Trust Deed: comply with and perform and observe all the provisions of this Trust Deed which are expressed to be binding on it. The Conditions shall be binding on the Company and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Company under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 3 shall have effect in the same manner as if herein set forth;

9.13	Filing, Registration and Reporting: duly and punctually comply with or procure that there is complied with all filing, registration, reporting and similar requirements required in accordance with applicable Indian law and regulations from time to time relating in any manner whatsoever to this Trust Deed and the Bonds;

9.14	Consents, Approvals and Authorisations: obtain, comply with and do all that is necessary to maintain in full force and effect any governmental or regulatory consents, approval, authorisation, resolution, license or exemption required by the Company relating in any manner whatsoever to this Trust Deed and the Bonds;

9.15	Early Redemption: give prior notice to the Trustee of any proposed early redemption pursuant to Conditions 8.2 or 8.3;

9.16	Notification of Satisfaction of Conversion Rights: notify the Trustee promptly in writing when any Conversion Right has been duly exercised and discharged of that fact and of the identifying numbers of the Bonds in respect of which such Conversion Right has been duly exercised and discharged;

9.17	Other Information: send to the Trustee together with the annual report referred to in Clause 9.5 a list in (or translated into) the English language of all documents issued during or in respect of the relevant annual Fiscal Period by the Company to its Shareholders, which list shall indicate the principal subject of each such document and (if the Trustee so requires at any time) provide a certified copy or summary, in each case in (or translated into) the English language, of any document described in such list within 30 days after being requested to do so;

9.18	Repurchase Option upon Delisting or Change of Control or Non-Permitted Conversion Price Adjustment Event: promptly upon the occurrence of a Delisting or Change of Control or Non-Permitted Conversion Price Adjustment Event give notice thereof to the Trustee (in writing) and the Bondholders in accordance with Condition 17 and otherwise comply with Conditions 8.4, 8.5, 8.6 and 8.7;

9.19	Subsidiaries: give to the Trustee at the same time as sending the report referred to in Clause 9.5 above and, in any event, not later than 180 days after the end of (i) each annual Fiscal Period of the Company, a certificate signed by two Directors setting out a list of the names of the Subsidiaries of the Company as at the last day of the last annual Fiscal Period of the Company;

9.20	Bonds held by Company etc.: send to the Trustee as soon as practicable after being so requested by the Trustee, solely for the purpose of determining how many Bonds are outstanding, a certificate of the Company signed by two Directors stating the number of Bonds held at the date of such certificate by or on behalf of the Company or its Subsidiaries; and

9.21	Listing of the Bonds and the Shares: it will use its best endeavours (a) to obtain and maintain a listing of the Bonds on the SGX-ST, (b) to maintain a listing for all the issued Shares on the Indian Exchanges, (c) to obtain and maintain a listing for all the Shares issued on the exercise of the Conversion Rights attaching to the Bonds on the Indian Exchanges, and (d) if the Company is unable to obtain or maintain such listings, or maintenance of such listings is unduly onerous, to obtain and maintain a listing for all the Bonds and the Shares issued on the exercise of the Conversion Rights on such other stock exchange (the “Alternative Stock Exchange”) as the Company may from time to time (with the prior written consent of the Trustee) determine and will forthwith give notice to the Bondholders in accordance with Condition 17 of the listing or delisting of the Shares or the Bonds (as a class) on any of such stock exchanges.

10	Remuneration and Indemnification of the Trustee

10.1	Normal Remuneration: So long as any Bond is outstanding the Company will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree in writing, which sums, for the avoidance of doubt, shall be paid free and clear of deduction and withholding for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or in India or any political subdivision thereof or by an authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In the event that any such withholding or deduction in respect of any such payment is required by law, the Company shall pay, or cause to be paid, such additional amounts as may be necessary in order that the net amounts received by the Trustee after such withholding or deduction shall equal the amounts which would have been receivable by it had no such withholding or deduction been required. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be payable in priority to payments to the Bondholders. However, if any payment to a Bondholder of moneys due in respect of any Bond or delivery of Shares on conversion of a Bond is improperly withheld or refused, such remuneration will again accrue as from the date of such withholding or refusal until payment or delivery to such Bondholder or the Trustee is duly made.

10.2	Extra Remuneration: If an Event of Default or a Potential Event of Default shall have occurred, the Company hereby agrees that the Trustee is entitled to be paid additional remuneration calculated at its normal hourly rates applicable from time to time. In any other case, if the Trustee finds it expedient or necessary or is requested by the Company to undertake duties which they both agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Company will pay such additional remuneration as they may agree (and which may be calculated by reference to the Trustee’s normal hourly rate in place from time to time) or, failing agreement as to any of the matters in this Clause 10 (or as to such sums referred to in Clause 10.1), as determined by a financial institution (acting as an expert) selected by the Trustee and approved by the Company or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such financial institution’s fee will be paid by the Company, which sums, for the avoidance of doubt, shall be paid free and clear of deduction and withholding on account of taxation. The determination of such financial institution will, in the absence of manifest error, be conclusive and binding on the Company, the Trustee and the Bondholders.

10.3

Expenses: The Company will on demand by the Trustee pay or discharge all reasonable costs, charges, liabilities and expenses incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under, and in any other manner in relation to, this Trust Deed and the Conditions including but not limited to expenses incurred seeking appropriate legal or financial advice to discharge its duties in accordance with the Conditions, legal and travelling expenses and any stamp, documentary or other taxes or duties paid or payable by the Trustee in connection with any action or legal proceedings brought or contemplated by the Trustee against the Company to enforce any provision of this Trust Deed or the Bonds. Such costs, charges, liabilities and expenses will:

10.3.1	in the case of payments made by the Trustee before such demand carry interest from the date of the demand at the rate of two per cent. per annum above the Trustee’s cost of funds determined by the Trustee on the date on which the Trustee made such payments; and

10.3.2	in other cases carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

10.4	Indemnity: The Company will, subject to Clause 12, indemnify the Trustee in respect of Amounts or Claims paid or incurred by it in acting as trustee under this Trust Deed (including (1) any Agent/Delegate Liabilities and (2) in respect of any proceedings or disputing or defending any Amounts or Claims made against the Trustee or any Agent/Delegate Liabilities). If any withholding or deduction is required by law in respect of payments made by the Company to the Trustee under this Clause 10.4, the Company shall pay additional amounts as may be necessary in order that the net amounts received by the Trustee after such deduction or withholding shall equal the amounts which would have been receivable by the Trustee had no such deduction or withholding been required. “Amounts or Claims” are losses, liabilities, costs, claims, actions, demands or expenses and “Agent/Delegate Liabilities” are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed. The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 10.4.

10.5	Continuing Effect: Clauses 10.3 and 10.4 will continue in full force and effect as regards the Trustee even if it no longer is Trustee or the Bonds are no longer outstanding or this Trust Deed has been discharged or terminated.

11	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

By way of Supplement to the Trustee Act 1925 and the Trustee Act 2000 it is expressly declared as follows:

11.1	Advice: The Trustee may engage lawyers or other experts (at the cost of the Company) and may act, or not act, as the case may be, on the opinion or advice of, or information obtained from, any such expert (including the Auditors), whether obtained by or addressed to the Company, the Trustee, the Principal Agent or any other person, and notwithstanding any monetary or other limit on liability in respect thereof, will not be responsible to anyone for any loss occasioned by so acting or not acting. Any such opinion, advice or information may be sent or obtained by letter, telex, fax or electronic mail and the Trustee will not be liable to anyone for acting, or not acting, in good faith on any opinion, advice or information purporting to be conveyed by such means, notwithstanding any limitation on liability (monetary or otherwise) in relation to such person’s opinion or advice and even if it contains some error or is not authentic.

11.2

Trustee to Assume Due Performance: The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default, Potential Event of Default, Change of Control or Delisting has occurred. Until it has express notice in writing to the contrary, the Trustee may assume that no such event has occurred and that the Company is performing all its obligations under this Trust Deed, the Agency Agreement and the Bonds and no event has happened as a consequence of which any of the Bonds may become repayable.

11.3	Resolutions of Bondholders: The Trustee will not be responsible for having acted in good faith upon a resolution in writing purporting to have been signed by the requisite Bondholders or upon a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Bondholders.

11.4	Certificate signed by Directors: If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by two Directors as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

11.5	Deposit of Documents: The Trustee may deposit this Trust Deed any other documents in any part of the world with any bank or entity whose business includes the safe custody of documents or with any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums due in respect thereof and the Trustee shall not be responsible for and required to insure against any loss incurred in connection with such deposit. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

11.6	Discretion: Subject to Clause 12, the Trustee will have absolute and uncontrolled discretion as to the exercise or non-exercise of its functions pursuant to the Conditions and this Trust Deed and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise. Whenever in this Trust Deed, the Agency Agreement or by law, the Trustee shall have discretion or permissive power it may decline to exercise the same in the absence of approval by the Bondholders and need not exercise the same unless it has been indemnified and/or provided with security to its satisfaction.

11.7	Agents: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money). Provided that the Trustee shall have exercised reasonable care in the selection of any such agent, the Trustee shall not be in any way responsible for any liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

11.8	Delegation: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions. Provided that the Trustee shall have exercised reasonable care in the selection of any such delegate, the Trustee shall not be in any way responsible for any liability incurred by reason of any misconduct or default on the part of any such delegate or be bound to supervise the proceedings or acts of any such delegate.

11.9	Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms. The Trustee will not be responsible, if exercising reasonable care, to anyone for any loss, liability, cost, claim, action, demand or expense incurred for any misconduct default or omission by any such nominee so employed by it or be bound to supervise the proceedings or acts of any such nominee.

11.10	Forged Bonds: The Trustee will not be liable to the Company or any Bondholder by reason of having accepted as valid or not having rejected any Bond purporting to be such and later found to be forged or not authentic, unless the Trustee fails to show the degree of care and diligence required of it as a trustee or indulges in wilful misconduct.

11.11	Confidentiality: Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Bondholder or any other person in connection with the provisions of this Trust Deed, any confidential financial or other information made available to the Trustee by the Company and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information.

11.12	Determinations Conclusive: As between itself and the Bondholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee and the Bondholders.

11.13	Currency Conversion: Where it is necessary or desirable, upon consultation with the Company, to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee in its discretion but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Company and the Bondholders.

11.14	Events of Default: The Trustee may determine in its discretion whether or not an Event of Default or a Potential Event of Default is in its opinion capable of remedy and/or materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding on the Company and the Bondholders. If the Trustee is unable in its sole discretion to determine whether an Event of Default or Potential Event of Default is capable or incapable of remedy and/or an event is materially prejudicial to the interests of the Bondholders, it may call for and rely on an Extraordinary Resolution of the Bondholders to make such determination in accordance with such Extraordinary Resolution and the Trustee shall not be obliged to make any determination unless it has been indemnified and/or secured to its satisfaction by the Bondholders.

11.15	Payment for and Delivery of Bonds: The Trustee will not be responsible for the receipt or application by the Company of the proceeds of the issue of the Bonds, any exchange of Bonds or the delivery of Certificates to the persons entitled to them.

11.16	Bonds held by the Company etc.: In the absence of express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 9.19) that no Bonds are for the time being held beneficially by or on behalf of the Company or its Subsidiaries.

11.17	Conversion Price: The Trustee shall have no duty, obligation or responsibility to determine or monitor whether facts exist which may require an adjustment of the Conversion Price or to determine the nature or extent of any such adjustment when made or the method used or to be used in making it and shall incur no liability for any failure to do so.

11.18	The Shares: The Trustee shall have no duty or responsibility at any time in respect of the validity or value (or the kind or amount) of the Shares or any other property which may at any time be issued or delivered on the conversion of any Bond or the sale or other disposal of any Shares. The Trustee shall not be responsible for any failure of the Company to make available or deliver any Shares, share certificates or any other securities or property or make any payment on the exercise of any Conversion Right.

11.19	Responsibility: The Trustee assumes no responsibility for the correctness of Recital (A), any representation or warranty given by any person in this Trust Deed, nor shall the Trustee by the execution of this Trust Deed be deemed to make any representation as to the validity, sufficiency or enforceability of this Trust Deed or any part thereof.

11.20	Action by the Trustee: Notwithstanding anything else contained in this Trust Deed the Trustee shall not be required to take any action prior to making any declaration under Condition 10 that the Bonds are immediately due and payable (save that it will procure notice to be given to the Bondholders of any Event of Default of which it has actual knowledge or express notice in writing from the Company) if such action would require the Trustee to incur any expenditure or other financial liability or risk its own funds (including obtaining any advice which it might otherwise have thought appropriate to obtain). The Trustee shall not be under any obligation to take proceedings against the Company to enforce payment of the Bonds after the Bonds have become due and payable nor to declare the Bonds immediately due and payable under Condition 10 unless it shall have been so requested in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding (which request has not been revoked) or shall have been so directed by an Extraordinary Resolution of the Bondholders and it shall have been indemnified and/or secured to its satisfaction.

11.21	Satisfaction of Trustee in Condition 8.3: For the purposes of Condition 8.3 the Trustee shall be satisfied by the Company that the Company will be obliged to pay additional amounts as provided in that Condition by the delivery to it of (a) a certificate signed by two Directors and (b) an opinion of independent legal or tax advisors of recognised international standing stating that such change or amendment has occurred (irrespective of whether such amendment or change is then effective).

11.22	Consolidation, amalgamation etc.: The Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Company or any sale or transfer of all or substantially all of the assets of the Company or the form or substance of any plan relating thereto or the consequences thereof to any Bondholder and shall not be under any duty or responsibility to determine the correctness of any provision contained in this Trust Deed relating either to the kind or amount of shares or capital stock or securities or property to be received by Bondholders upon the conversion of their Bonds after any such consolidation, amalgamation, merger, sale or transfer or of any adjustment of the Conversion Price resulting therefrom.

11.23	Bonds and documents: Unless the Trustee fails to show the degree of care and diligence required of it as a trustee or indulges in wilful misconduct, the Trustee shall not be liable to the Company or any Bondholder if it has accepted as valid or has not rejected any Certificate purporting to be such and subsequently found to be forged or not authentic nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine, after taking reasonable care, and to have been presented or signed by the proper parties, including, for the avoidance of doubt, the Registrar.

11.24	Consent: Any consent given by the Trustee for the purposes of this Trust Deed may be given on such reasonable terms and subject to such reasonable conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed may be given retrospectively.

11.25	Trustee’s Funds: Nothing herein shall be construed to require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the discharge or its duties and responsibilities hereunder.

11.26	Transactions with Company: Nothing herein shall prevent the Trustee from entering into financial transactions with the Company or any of its Subsidiaries and the Trustee shall not be under any obligation to account to Bondholders with respect to any profits derived therefrom.

11.27	Interests of Bondholders: In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modifications, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed), the Trustee shall have regard to the general interests of the Bondholders as a class and shall not have regard to any interest arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require from the Company, nor shall any Bondholder be entitled to claim from the Company or the Trustee, any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders except to the extent provided for in Condition 9 and/or in any undertakings given in addition thereto or in substitution therefor pursuant to this Trust Deed.

11.28	Action contrary to law etc.: The Trustee may refrain from doing anything in any jurisdiction if doing the relevant thing in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of England or India, or would otherwise render it liable to any person in that jurisdiction or England or India or if, in its opinion based upon such legal advice, it would not have power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in England or India or if it is determined by any court or other competent authority in that jurisdiction or in England or India that it does not have such power.

11.29	Reliance on information: The Trustee may conclusively rely, as to the truth of the statements, the accuracy of any mathematical calculations and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Deed.

11.30	Not responsible for error of judgment: The Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or responsible officers of the Trustee, unless the Trustee fails to show the degree of care and diligence required of it as a trustee having regard to the provisions hereof or indulges in wilful misconduct.

11.31	Trustee Act 2000: For the avoidance of doubt, (a) the Trustee may retain or invest in securities payable to bearer without appointing a person to act as custodian and (b) the application of sections 22 or 23 of the Trustee Act 2000 is not inconsistent with the terms of this Trust Deed.

11.32	Compliance: The Conditions shall be binding on the Company and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Company under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 3 shall have effect in the same manner as if herein set forth.

11.33

No obligation to monitor: The Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Bonds or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations. The Trustee shall be under no obligation to monitor any financial performance of the Company and the Trustee shall not be responsible to Bondholders for any loss arising from any failure to do so.

11.34	Assumption of genuine instructions: Subject to Clause 12, the Trustee may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instructions or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

11.35	Document requests: The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Bonds, or translations of documents, circulars, notices and statements provided by the Company pursuant to this Trust Deed, or for checking or commenting upon the content of any such legal opinion or document, circular, notice or statement and shall not be responsible for any liability incurred thereby. Any aforesaid documents, circulars, notices, statements or opinions received by the Trustee pursuant to this Trust Deed shall be made available for inspection by Bondholders during normal business hours at the specified office of the Trustee.

11.36	Satisfaction as to indemnity: The Trustee shall not be bound to take any action in connection with this Trust Deed or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that the Company or as the case may be, the Bondholders will be able to indemnify it against all liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it. On such demand being made the Company or as the case may be, the Bondholders shall be obliged to make payment of all such sums in full.

11.37	Claims: Subject to Clause 12, the Trustee shall not be liable or responsible for any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever or inconvenience which may result from any action done by it in accordance with the provisions of this Trust Deed.

11.38	No liability for losses: Notwithstanding any other term or provision of this Trust Deed to the contrary, the Trustee shall not be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever, whether or not foreseeable, or for any loss of business, goodwill, opportunity or profit, whether arising directly or indirectly and whether or not foreseeable, even if the Trustee is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause shall survive the termination or expiry of this Trust Deed or the resignation or removal of the Trustee.

11.39	Reliance on certificates: The Trustee may rely without liability to Bondholders on any certificate prepared by any two Directors and accompanied by a certificate or report prepared by the auditors of the Company or an internationally recognised firm of accountants pursuant to the Conditions and/or this Trust Deed, whether or not addressed to the Trustee, and whether or not the same are subject to any limitation on the liability of that internationally recognised firm of accountants and whether by reference to a monetary cap or otherwise limited or excluded and shall be obliged to do so whether the certificate or report is delivered pursuant to the obligation of the Company to procure such delivery under the Conditions; any such certificate or report shall be conclusive and binding on the Company, the Trustee and the Bondholders.

11.40	Responsibility for agents etc.: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this clause (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

11.41	Bond Certificate: The Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg as to the principal amount of Bonds represented by a Global Certificate standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal amount of Bonds is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic, unless the Trustee fails to show the degree of care and diligence required of it as a trustee or indulges in wilful misconduct.

11.42	Limitation of liability: The Trustee’s limitations of liability contained in this Trust Deed and its right to indemnification in connection with the performance of its duties under this Trust Deed shall extend to the Trustee’s officers, directors and employees. Such limitations, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the discharge or termination of this Trust Deed and final payment of the Bonds.

12	Trustee Liable for Negligence

The duty of care that applies to a trustee under Section 1 of the Trustee Act 2000 shall not apply to the Trustee provided that, if the Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions hereof, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which by any rule of law would otherwise attach to it in respect of any gross negligence or wilful default of which it may be guilty in relation to its duties under this Trust Deed.

13	Waiver and Proof of Default

13.1

Waiver: The Trustee may (but shall not be obliged to), without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Company of the provisions of this Trust Deed, the Agency Agreement, the Bonds or the Conditions or determine that an Event of Default or Potential Event of Default will not be treated as such provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10. No such direction or request will affect a previous waiver, authorisation or determination. The Trustee’s waiver or authorisation may be subject to it being indemnified and/or secured to its satisfaction and to any other condition which the Trustee requires, including but not limited to obtaining, at the sole expense of the Company, advice from or an opinion of the Auditors and a certificate signed by two Directors. The Trustee shall not be liable for any loss or liability occasioned by any such modification or variation as aforesaid. Any such waiver, authorisation or determination will be binding on the Bondholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

13.2	Proof of Default: Proof that the Company has failed to issue payment of a sum due to the holder of any one Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

13.3	Consents: Where under this Trust Deed provision is made for the giving of any consent or approval or the exercise of any discretion by the Trustee, any such consent or approval may be given and any such discretion may be exercised on such terms and conditions (if any) as the Trustee may think fit and all such consents and approvals may be given or exercised with retrospective effect. The Company shall observe and perform any such terms and conditions and the Trustee may at any time waive or agree a variation of such terms and conditions.

14	Trustee not Precluded from Entering into Contracts

14.1	Contracts: The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Bond or other security (or any interest therein) of the Company or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

14.2	Conflicts of interest: The Company hereby irrevocably waives, in favour of the Trustee, any conflict of interest which may arise by virtue of the Trustee acting in various capacities under the Trust Deed or for other customers of the Trustee. The Company acknowledges that the Trustee and its affiliates may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Company may regard as conflicting with its interests and may possess information (whether or not material to the Company) other than as a result of the Trustee acting as Trustee hereunder, that the Trustee may not be entitled to share with the Company. The Trustee will not disclose (without the Company’s consent) confidential information obtained from the Company to any of the Trustee’s other customers nor will the Trustee disclose confidential information to the Company which the Trustee has obtained from any other customer. Without prejudice to the foregoing, the Company agrees that the Trustee and its affiliates may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of this Trust Deed.

15	Modification and Substitution

15.1	Modification

15.1.1

The Trustee may agree with the Company (but shall not be obliged to), without the consent of the Bondholders, to (i) any modification (except as mentioned in this Trust Deed) to, or any waiver or authorisation of any breach or proposed breach, of any of, the Bonds, the Agency Agreement or this Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders or (ii) any modification to the Bonds or this Trust Deed which, in the Trustee’s opinion, is of a formal, minor or technical nature or is made to correct a manifest error or to comply with a mandatory provision of law. The Trustee’s agreement may be subject to it being indemnified and/or secured to its satisfaction and to any other condition which the Trustee requires, including but not limited to obtaining, at the sole expense of the Company, advice from or an opinion of any financial institution or legal or other expert and a certificate signed by two Directors. The Trustee shall be entitled to but shall not be obligated to rely on such advice. The Trustee shall not be liable for any loss or liability occasioned by any such modification or variation as aforesaid. Any such modification, authorisation, or waiver shall be binding on the Bondholders and, unless the Trustee agrees otherwise, the Company will notify any such notification, authorisation or waiver to the Bondholders in accordance with Condition 17 as soon as practicable.

15.2	Substitution

15.2.1	The Trustee may (but shall not be obliged to), without the consent of the Bondholders, agree to the substitution of any other company in place of the Company, or of any previously substituted company (the “Substituted Obligor”), as the principal debtor under this Trust Deed and the Bonds, in each case provided that:

(i)	a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed, the Agency Agreement and the Bonds (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed, the Agency Agreement and the Bonds as the principal debtor in place of the Company;

(ii)	if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Company is subject generally (the “Company’s Territory”), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms and manner corresponding to the terms of Condition 9 with the substitution for the references in that Condition to the Company’s Territory of references to the Substituted Territory whereupon this Trust Deed and the Bonds will be read accordingly;

(iii)	two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution and, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Company or any other person; and

(iv)	the Company and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Bondholders.

In the case of such a substitution, the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or this Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. In such event, the Company shall give notice to Bondholders in accordance with Condition 17.

15.2.2	Release of Substituted Company: An agreement by the Trustee pursuant to this Clause 15.2 will, if so expressed, release the Company (or a previous substitute) from any or all of its obligations under this Trust Deed, the Agency Agreement and the Bonds. Notice of the substitution will be given to the Bondholders in accordance with Condition 17 within 14 days of the execution of such documents and compliance with such requirements.

15.2.3	Completion of Substitution: On completion of the formalities set out in this Clause 15.2, the Substituted Obligor will be deemed to be named in this Trust Deed, the Agency

Agreement and the Bonds as the principal debtor in place of the Company (or of any previous substitute) and this Trust Deed, the Agency Agreement and the Bonds will be deemed to be amended as necessary to give effect to the substitution.

16	Appointment, Retirement and Removal of the Trustee

16.1	Appointment: The Company has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Company to the Bondholders as soon as practicable.

16.2	Retirement and Removal: Any Trustee may retire at any time on giving at least 60 days advance written notice to the Company without giving any reason and without being responsible for any costs occasioned by such retirement or, the appointment of a new trustee which shall be borne by the Company. The Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Company will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee as soon as practicable and if, after 30 days of such notice having been given the Company has failed to do so, the Trustee shall be entitled (at the expense of the Company) but not obliged to appoint another trust corporation selected by the Trustee as its successor.

16.3	Co-Trustees: The Trustee may, despite Clause 16.1, by advance written notice to the Company appoint anyone to act as an additional Trustee jointly with the Trustee:

16.3.1	if the Trustee considers such appointment to be in the interests of the Bondholders;

16.3.2	to conform with any legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

16.3.3	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Company and that person remove that person. At the Trustee’s request, the Company will forthwith do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so. The Trustee shall not be responsible for supervising any such additional Trustee.

16.4	Competence of a Majority of Trustees: If there are more than two Trustees the majority of them will be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

16.5	Successor: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder (provided it is a trust corporation) without the execution or filing of any papers or any further act on the part of any of the parties hereto.

16.6	Powers and Remedies Cumulative: Except as otherwise provided in this Trust Deed, no right or remedy herein conferred upon or reserved to the Trustee or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

17	Currency Indemnity

17.1	Currency of Account and Payment: U.S. Dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Company under or in connection with this Trust Deed and the Bonds, including damages.

17.2	Extent of discharge: Any amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Company will only discharge the Company to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

17.3	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Bonds, the Company will indemnify it against any loss sustained by it as a result. In any event, the Company will indemnify the recipient against the cost of making any such purchase.

17.4	Indemnities separate: The indemnity in this Clause 17 and the indemnity in Clause 10.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Bonds or any other judgment or order. No proof of actual loss may be required.

17.5	Continuing Effect: This Clause 17 will continue in full force and effect as regard the Trustee even if it no longer is Trustee or the Bonds are no longer outstanding or this Trust Deed has been discharged.

18	Communications

Any notice required to be given under this Trust Deed to any of the parties shall be made in (or translated into) the English language and shall be by letter sent by registered post or courier or by fax:

in the case of the Company, to it at:

Sesa Goa Limited

Sesa Ghor

20 EDC Complex

Patto

Panaji

Goa 403 001

India

Fax no.:	+91 832 246 0721
Attention:	Mr. C.D. Chitnis

and in the case of the Trustee, to it at:

Citicorp International Limited
39th Floor
ICBC Tower Citibank Plaza
3 Garden Road, Central
Hong Kong

Fax no.:	+852 2868 8048
Attention:	Agency and Trust

Any notice or demand sent by post as provided in this Clause shall be deemed (unless any relevant part of the postal service is affected by industrial action) to have been given, made or served three days (in the case of inland post) or seven days (in the case of overseas post) after despatch and any notice sent by fax as provided in this Clause shall be deemed to have been given, made or served 24 hours after despatch and receipt of confirmation of error-free transmission (if received during business hours and, if not, on the next business day in the place of receipt). Subject thereto, neither the non-receipt of, nor the time of receiving, any such confirmation of a notice given by fax as is referred to above shall invalidate or affect such notice or the time at which it is deemed as provided above to have been given.

Any of the parties named above may change its address for the purpose of this Clause by giving notice of such change to the other parties to this Agreement.

19	Force Majeure

Notwithstanding anything to the contrary in this Trust Deed, the Trustee shall not in any event be liable for any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any existing or future law or regulation, any existing or future act of governmental authority, Act of God, flood, war (whether declared or undeclared), terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system.

20	Governing Law and Jurisdiction

20.1	Governing Law: This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

20.2	Jurisdiction: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the Bonds and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds (“Proceedings”) may be brought in such courts. The Company irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of the Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

20.3	Service of Process: The Company irrevocably appoints Law Debenture Corporate Services Limited, currently of Fifth Floor, 100 Wood Street, London, EC2V 7EX, United Kingdom, as its authorised agent for service of process in any Proceedings in England. The Company will procure that, so long as any of the Bonds is outstanding, there shall be in force an appointment of such a person with an office in England with authority to accept service as aforesaid on behalf of the Company and the Company shall promptly notify the Trustee of any change in such agent and, failing such appointment within 15 days after demand by or on behalf of the Trustee, the Trustee shall be entitled by notice to the Company to appoint such person at the expense of the Company. Nothing herein shall affect the right to serve process in any other manner permitted by law.

21	Counterparts

This Trust Deed may be executed in counterparts which when taken together shall constitute one and the same document.

Schedule 1

Form of Certificate for Definitive Bonds

On the front:

Amount	ISIN	Common Code	Certificate Number

	XS0454988592	045498859

SESA GOA LIMITED

(incorporated with limited liability under the laws of India)

U.S.$500,000,000

5.0 per cent. Convertible Bonds due 2014 convertible into Shares

The Bond or Bonds in respect of which this Certificate is issued, the identifying numbers of which are noted below, are in registered form and form part of a series designated as specified in the title (the “Bonds”) of Sesa Goa Limited (the “Company”) and constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) set out on the reverse hereof.

The Company hereby certifies that [—] of [—] is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of U.S.$[—] ([—] United States Dollars). For value received, the Company promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions.

The Bonds in respect of which this Certificate is issued are convertible into fully paid equity shares with full voting rights and with a par value of Rs.1.00 each (“Shares”) of the Company subject to and in accordance with the Conditions and the Trust Deed.

This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Certificate is issued.

This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

The Certificate is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Company has caused this Certificate to be extended under hand and signed manually on its behalf by an authorised signatory of the Company.

Dated [—]

SESA GOA LIMITED

By:

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds with identifying numbers:

Citigroup Global Markets Deutschland AG & Co. KGaA as Registrar (without recourse, warranty or liability)

By:

Authorised Signatory

Dated:

On the back:

PRINCIPAL PAYING AGENT

CONVERSION, TRANSFER AND PAYING AGENT

Citibank, N.A.

21st Floor, Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

REGISTRAR

Citigroup Global Markets Deutschland AG & Co. KGaA

Reuterweg 16

60323 Frankfurt

Germany

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

U.S.$             principal amount of the Bonds (having identifying numbers     ) in respect of which this Certificate is issued, and all rights in respect thereof.

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:

U.S.$ account number:

For the account of:

Dated:

Certifying Signature

Name:

Notes:

(a)	A representative of the Bondholder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the transferor shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Agent or the Registrar may require.

(c)	This form and certificate of transfer should be dated as of the date it is deposited with the relevant Transfer Agent.

TERMS AND CONDITIONS OF THE BONDS

The following other than the words in italics is the text of the Terms and Conditions of the Bonds which will appear on the reverse of each of the definitive certificates evidencing the Bonds:

The issue of U.S.$500,000,000 in aggregate principal amount of Convertible Bonds Due 2014 (the “Bonds”, which term shall include, unless the context requires otherwise, any further Bonds issued in accordance with Condition 16 and consolidated and forming a single series therewith) of Sesa Goa Limited (the “Issuer”), was authorised by a resolution of the Board of Directors of the Issuer passed on 24 September 2009 and by the shareholders of the Issuer at a general meeting of shareholders held on 20 October 2009. The Bonds are constituted by a trust deed (as amended or supplemented from time to time) (the “Trust Deed”) dated 30 October 2009 and made between the Issuer and Citicorp International Limited as trustee for the holders of the Bonds (the “Trustee”, which term shall, where the context so permits, include all other persons for the time being acting as trustee or trustees under the Trust Deed). The Issuer has entered into a paying, conversion and transfer agency agreement (as amended or supplemented from time to time, the “Agency Agreement”) dated 30 October 2009 with the Trustee, Citibank, N.A. as principal paying, conversion and transfer agent (the “Principal Agent”), Citigroup Global Markets Deutschland AG & Co. KGAA as registrar (the “Registrar”) and the other paying, conversion and transfer agents appointed under it (each a “Paying Agent”, “Conversion Agent”, “Transfer Agent” (references to which shall include the Registrar) and together with the Registrar and the Principal Agent, the “Agents” (which shall, where applicable, include the Singapore Agent (as defined in Condition 18))) relating to the Bonds. References to the “Principal Agent”, “Registrar” and “Agents” below are references to the principal agent, registrar and agents for the time being for the Bonds. The statements in these terms and conditions (these “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed. Unless otherwise defined, terms used in these Conditions have the meaning specified in the Trust Deed. Copies of the Trust Deed and of the Agency Agreement are available for inspection at the registered office of the Trustee being at the date hereof at 39th Floor, ICBC Tower Citibank Plaza, 3 Garden Road, Central, Hong Kong and at the specified offices of each of the Agents. The Bondholders are entitled to the benefit of the Trust Deed and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them. Any redemption or repurchase, whether upon change of control or otherwise, and any adjustment to the conversion price in accordance with the terms and conditions contained herein will be subject to, and done in accordance with, applicable law.

1	Status

The Bonds constitute direct, unsubordinated, unconditional and (subject to the provisions of Condition 4) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference or priority among themselves. The payment obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by mandatory provisions of applicable law and subject to Condition 4, at all times rank at least equally with all of its other present and future direct, unsubordinated, unconditional and unsecured obligations.

2	Form, Denomination and Title

2.1	Form and Denomination

The Bonds are issued in registered form in the denomination of U.S.$100,000 each or in integral multiples thereof. A bond certificate (each a “Certificate”) will be issued to each Bondholder in respect of its registered holding of Bonds. Each Bond and each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Bondholders which the Issuer will procure to be kept by the Registrar.

Upon issue, the Bonds will be represented by a Global Certificate deposited with a nominee of a common depositary for, and representing Bonds registered in the name of a common nominee of, Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme. The Conditions are modified by certain provisions contained in the Global Certificate. Except in the limited circumstances described in the Global Certificate, owners of interests in Bonds represented by the Global Certificate will not be entitled to receive definitive Certificates in respect of their individual holdings of Bonds. The Bonds are not issuable in bearer form.

2.2	Title

Title to the Bonds passes only by transfer and registration in the register of Bondholders as described in Condition 3. The holder of any Bond will (except as otherwise required by law) be treated as the absolute owner of a Bond registered in its name for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Terms and Conditions “Bondholder” and (in relation to a Bond) “holder” means the person in whose name a Bond is registered.

3	Transfers of Bonds; Issue of Certificates

3.1	Register

The Issuer will cause to be kept at the specified office of the Registrar outside the United Kingdom and in accordance with the terms of the Agency Agreement a register on which shall be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers of the Bonds (the “Register”).

Each Bondholder shall be entitled to receive only one Certificate in respect of its entire holding.

3.2	Transfers

Subject to Conditions 3.5 and 3.6 and the terms of the Agency Agreement, a Bond may be transferred or exchanged by delivery of the Certificate issued in respect of that Bond, with the form of transfer on the back duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of the Registrar or any of the Transfer Agents. No transfer of title to a Bond will be valid unless and until entered on the Register.

Transfers of interests in the Bonds evidenced by the Global Certificate will be effected in accordance with the rules of the relevant clearing systems.

3.3	Delivery of New Certificates

3.3.1	Each new Certificate to be issued upon a transfer or exchange of Bonds will, within seven business days (at the place of the relevant specified office) of receipt by the Registrar or, as the case may be, any other relevant Transfer Agent of the original Certificate and the form of transfer duly completed and signed, be made available for collection at the specified office of the Registrar or such other relevant Transfer Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Bonds (but free of charge to the holder) to the address specified in the form of transfer.

3.3.2	Where only part of a principal amount of the Bonds (being that of one or more Bonds) in respect of which a Certificate is issued is to be transferred, exchanged, converted or redeemed or repurchased, a new Certificate in respect of the Bonds not so transferred, exchanged, converted, redeemed or repurchased will, within seven business days of delivery of the original Certificate to the Registrar or other relevant Agent, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Bonds not so transferred, exchanged, converted, redeemed or repurchased (but free of charge to the holder) to the address of such holder appearing on the Register.

3.3.3	For the purposes of these Conditions (except for Condition 7 and Condition 8.5.6), “business day” shall mean a day other than a Saturday or Sunday on which banks are open for business in New York City, London, Mumbai and the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer or conversion) or the Agent with whom a Certificate is deposited in connection with a transfer or conversion, is located.

3.4	Formalities Free of Charge

Registration of a transfer of Bonds and issuance of new Certificates will be effected without charge by or on behalf of the Issuer or any of the Agents, but upon (i) payment (or the giving of such indemnity as the Issuer or any of the Agents may require) in respect of any tax or other governmental charges which may be imposed in relation to such transfer; and (ii) the Issuer or the relevant Transfer Agent being satisfied that the regulations concerning transfer of Bonds have been complied with.

3.5	Restricted Transfer Periods

No Bondholder may require the transfer of a Bond to be registered (i) during the period of 15 days ending on (and including) the due date for any redemption pursuant to Conditions 8.2 and 8.3 of the Bonds; (ii) after a Conversion Notice (as defined in Condition 6.2) has been delivered with respect to a Bond; (iii) after a Change of Control Put Exercise Notice (as defined in Condition 8.4) has been deposited in respect of such a Bond; (iv) after a Purchase Notice (as defined in Condition 8.5) has been deposited in respect of such a Bond; or (v) during the period of 15 days ending on (and including) any record date in respect of payment of interest on the Bonds, each such period being a “Restricted Transfer Period”.

3.6	Regulations

All transfers of Bonds and entries on the Register will be made subject to the detailed regulations concerning transfer of Bonds scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed by the Registrar to any Bondholder upon request.

4	Negative Pledge

So long as any Bond remains outstanding (as defined in the Trust Deed) and subject to the Issuer obtaining any necessary statutory approvals that may be required:

4.1	the Issuer will not create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest (“Security”) upon the whole or any part of its undertakings,

assets or revenues, present or future, to secure any Relevant Indebtedness (as defined below), or to secure any guarantee or indemnity in respect of any Relevant Indebtedness; and

4.2	the Issuer will ensure that none of its Material Subsidiaries (as defined below) or other person creates or permits to subsist any Security upon the whole or any part of its undertakings, assets or revenues present or future of that Material Subsidiary or other person to secure any of the Issuer’s or any Material Subsidiary’s Relevant Indebtedness, or to secure any guarantee of or indemnity in respect of any of the Issuer’s or any Material Subsidiary’s Relevant Indebtedness,

unless, at the same time or prior thereto, the Issuer’s obligations under the Bonds and the Trust Deed (a) are secured equally and rateably therewith to the satisfaction of the Trustee in its absolute discretion, or (b) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Bondholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders.

The Issuer has undertaken in the Trust Deed, so long as any Bond is outstanding, the Issuer will not and will ensure that none of its Material Subsidiaries will create any Security or secure any guarantee of or indemnity in respect of, any of the Issuer’s or any Material Subsidiary’s Relevant Indebtedness without obtaining the approvals necessary for securing equally and rateably the obligations of the Issuer under the Bonds and the Trust Deed.

For the purposes of these Conditions:

“Relevant Indebtedness” means any present or future indebtedness other than Excluded Indebtedness in the form of, or represented by, bonds, debentures, notes, loan stock or other investment securities which (i) are denominated in a currency other than Rupees or are by their terms payable, or confer a right to receive payment, in any currency other than Rupees, or are denominated or payable in Rupees and more than 50 per cent. of the aggregate principal amount thereof is initially distributed outside India, (ii) are for the time being, or are intended to be or capable of being, quoted, listed, ordinarily dealt in or traded on any stock exchange or over the counter or other securities market, and (iii) have an original maturity of more than one year from the date of the relevant issuance.

“Excluded Indebtedness” means any Relevant Indebtedness incurred to finance the ownership, acquisition, development and/or operation of projects, assets or installations (the “Relevant Property”) (including, without limitation, (1) the discovery, mining, extraction, transportation or development (in each case whether directly or indirectly) of metals or minerals, or (2) the development or operation of processing facilities and energy (in each case whether directly or indirectly) related to natural resources including, without limitation, metals smelting, processing and refining in respect of which the person or persons (in this definition the “Lender”) to whom any such Relevant Indebtedness is or may be owed by the relevant borrower has or have no recourse whatsoever to the Issuer or any of its Material Subsidiaries for the repayment of all or any portion of such indebtedness other than:

(i)	recourse to such borrower for amounts limited to the present and future cash flow or net cash flow from the Relevant Property; and/or

(ii)

recourse to the proceeds of enforcement of any Security given by such borrower over the Relevant Property or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the borrower over its shares or the like in the capital of the borrower) to secure such Indebtedness, provided that (A) the extent of such recourse to such borrower is limited solely to the amount of any recoveries made on any such enforcement, and (B) such Lender is not entitled, by virtue of any right or claim arising out of or in connection with such Relevant Indebtedness, to commence proceedings for the winding-up or dissolution of such borrower or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of such borrower generally or any of its projects, assets or installations (save for the Relevant Property the subject of such security); and/or

(iii)	recourse to such borrower generally, or directly or indirectly to the Issuer or any of the Material Subsidiaries, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another person or an indemnity in respect thereof or an obligation to comply or to procure compliance by another person with any financial ratios or other tests of financial condition) by the person against whom such recourse is available.

“Subsidiary” or “subsidiary” means any company or other business entity of which that person owns or controls (either directly or through one or more other Subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity or any company or other business entity which that person recognises in its consolidated financial statements as a subsidiary, jointly controlled entity or associated company under Indian law, regulations or generally accepted accounting principles from time to time, or which should have its accounts consolidated with those of that person.

“Material Subsidiary” means at any time a Subsidiary of the Issuer:

(a)

(A) whose gross revenues (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent 10 per cent. or more of the consolidated gross revenues of the Issuer, or (B) whose gross assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent 10 per cent. or more of the consolidated gross assets of the Issuer, all as calculated by reference to the then latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest consolidated audited accounts of the Issuer, provided that (i) in the case of a Subsidiary acquired or an entity which becomes a Subsidiary after the end of the financial period to which the then latest audited consolidated accounts of the Issuer relate, the reference to the then latest audited consolidated accounts of the Issuer for the purposes of the calculation above shall, until consolidated audited accounts of the Issuer are published for the financial period in which the acquisition is made or, as the case may be, in which such entity becomes a Subsidiary, be deemed to be a reference to the then latest consolidated accounts of the Issuer adjusted in such manner as may be appropriate to consolidate the latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary in such accounts; (ii) if, in the case of any Subsidiary which itself has Subsidiaries, no consolidated accounts are prepared and audited, its consolidated revenues shall be determined on the basis of pro forma consolidated accounts of the relevant Subsidiary; (iii) if the accounts of any Subsidiary (not being a Subsidiary referred to in (i) above) are not consolidated with those of the Issuer, then the determination of whether or not such Subsidiary is a Material Subsidiary shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts of the Issuer; and (iv) if the latest accounts of any Subsidiary of the Issuer are not prepared on the basis of the same accounting principles, policies and practices of the latest consolidated audited accounts of the Issuer, then the determination of whether or not such Subsidiary is a Material Subsidiary shall be based on pro forma accounts or, as the case may be, consolidated accounts of such Subsidiary prepared on the same accounting principles, policies and practices as adopted in the latest consolidated audited accounts of the Issuer, or an appropriate restatement or adjustment to the relevant accounts of such Subsidiary; or

(b)	to which is transferred the whole or substantially the whole of the assets and undertaking of a Subsidiary which immediately prior to such transfer was a Material Subsidiary, provided that the Subsidiary which so transfers its assets and undertakings shall forthwith upon such transfer cease to be a Material Subsidiary and the Subsidiary to which the assets and undertaking are so transferred shall cease to be a Material Subsidiary at the date on which the first published audited consolidated accounts of the Issuer prepared as of a date later than such transfer are issued, unless such Subsidiary would continue to be a Material Subsidiary on the basis of such accounts by virtue of the provisions of paragraph (a) above.

A certificate signed by two Directors of the Issuer that in their opinion a Subsidiary of the Issuer is or is not, or was or was not, at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Trustee and the Bondholders.

5	Interest

5.1	Interest

5.1.1	The Bonds bear interest at the rate of 5.00 per cent. per annum calculated by reference to the principal amount thereof and payable semi-annually in arrear on 30 April and 30 October in each year (each an “Interest Payment Date”), commencing with the Interest Payment Date falling on 30 April 2010 (the “First Interest Payment Date”) except that the last payment of interest will be made on the Maturity Date in respect of the period from (and including) 30 October 2014 to (but excluding) the Maturity Date, and will amount to U.S.$2,500 per U.S.$100,000 principal amount of Bonds.

5.1.2	The amount of interest payable in respect of any period which is shorter than an Interest Period shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

5.1.3	“Interest Period” means the payment period beginning on (and including) the Closing Date and ending on (but excluding) the First Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

5.2	Accrual of Interest

Each Bond will cease to bear interest (i) where the Conversion Right (as defined in Condition 6.1.1) shall have been exercised by a Bondholder, from the Interest Payment Date immediately preceding the relevant Conversion Date or, if none, the Closing Date (subject in any such case as provided in Condition 6.2.4) or (ii) where such Bond is redeemed or repaid pursuant to Condition 8 or Condition 10, from the due date for redemption or repayment thereof unless, upon due presentation thereof, payment of principal or premium is improperly withheld or refused, in which event interest will continue to accrue as provided in these Conditions.

6	Conversion

6.1	Conversion Right

6.1.1	Conversion Period:

Subject as hereinafter provided, Bondholders have the right to convert their Bonds into Shares (as defined in Condition 6.1.5) at any time during the Conversion Period referred to below.

The right of a Bondholder to convert any Bond into Shares is called the “Conversion Right”. Subject to and upon compliance with the provisions of this Condition, the Conversion Right attaching to any Bond may be exercised, at the option of the holder thereof, at any time (subject to the next paragraph) on and after 9 December 2009 up to the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on 24 October 2014 (but, except as provided in Condition 6.1.4 and Condition 10, in no event thereafter) or if such Bond shall have been called for redemption before 31 October 2014, then up to the close of business (at the place aforesaid) on a date no later than seven business days (at the place aforesaid) prior to the date fixed for redemption thereof (the “Conversion Period”).

Conversion Rights may not be exercised in relation to any Bond during the period commencing on: (i) the date falling 21 days prior to the date of the Issuer’s annual general shareholders’ meeting and ending on the date of that meeting, (ii) the date falling 30 days prior to an extraordinary shareholders’ meeting and ending on the date of that meeting, (iii) the date that the Issuer notifies Bombay Stock Exchange Limited (the “BSE”) or The National Stock Exchange of India Limited (the “NSE”) or on an alternative stock exchange as the Issuer may from time to time determine (the “Alternative Stock Exchange”) of the record date for determination of the shareholders entitled to receipt of dividends, subscription of shares due to capital increase or other benefits, and ending on the record date for the distribution or allocation of the relevant dividends, rights and benefits, (iv) on such date and for such period as determined by Indian law applicable from time to time that the Issuer is required to close its stock transfer books, or (v) in circumstances where the exercise of the Conversion Right would fall during the period commencing on an Interest Record Date (as defined in Condition 7.1.2) in respect of any payment of interest on the Bonds and ending on the relevant Interest Payment Date (both days inclusive) (the periods specified in (i) to (v) being “Closed Periods”). The Issuer will give notice of any such period to the Bondholders and the Conversion Agent at the beginning of each such period.

Conversion Rights may not be exercised (i) in respect of a Bond where the Bondholder shall have exercised its right to require the Issuer to redeem such Bond pursuant to Condition 8.4 or 8.5 or (ii) except as provided in Condition 6.1.4 or Condition 10, in each case following the giving of notice by the Trustee pursuant to Condition 10.

The number of Shares to be issued on conversion of a Bond will be determined by dividing the principal amount of the Bond to be converted (translated into Rupees at the fixed rate of Rs. 48.00 = U.S.$1.00 (the “Fixed Exchange Rate”)) by the Conversion Price in effect at the Conversion Date (both as hereinafter defined).

A Conversion Right may only be exercised in respect of one or more Bonds. If more than one Bond held by the same holder is converted at any one time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Bonds to be converted.

Upon exercise of Conversion Rights in relation to any Bond and the fulfilment by the Issuer of all its obligations in respect thereof, the relevant Bondholder shall have no further rights in respect of such Bond and the obligations of the Issuer in respect thereof shall be extinguished.

6.1.2	Fractions of Shares:

Fractions of Shares will not be issued on conversion and no cash adjustments will be made in respect thereof. However, if the Conversion Right in respect of more than one Bond is exercised at any one time such that Shares to be issued on conversion are to be registered in the same name, the number of such Shares to be issued in respect thereof shall be calculated on the basis of the aggregate principal amount of such Bonds being so converted and rounded down to the nearest whole number of Shares. Notwithstanding the foregoing, in the event of a consolidation or re-classification of Shares by operation of law or otherwise occurring after 30 October 2009 which reduces the number of Shares outstanding, the Issuer will upon conversion of Bonds pay in cash (in U.S. dollars by means of a U.S. dollar cheque drawn on a bank in New York) a sum equal to such portion of the principal amount of the Bond or Bonds evidenced by the Certificate deposited in connection with the exercise of Conversion Rights, aggregated as provided in Condition 6.1.1, as corresponds to any fraction of a Share not issued if such sum exceeds U.S.$10.00 (which sum shall be translated into U.S. dollars at the Fixed Exchange Rate). Any such sum shall be paid not later than 14 business days in Mumbai after the relevant Conversion Date.

6.1.3	Conversion Price:

The price at which Shares will be issued upon conversion, as adjusted from time to time (the “Conversion Price”), will initially be Rs.346.88 per Share but will be subject to adjustment in the manner provided in Condition 6.3.

6.1.4	Revival and/or Survival after Default:

Notwithstanding the provisions of Condition 6.1.1, if (a) the Issuer shall default in making payment in full in respect of any Bond which shall have been called for redemption pursuant to Condition 8.3 or which is to be redeemed pursuant to Condition 8.4 or Condition 8.5 on the date fixed for redemption thereof, (b) any Bond has become due and payable prior to the Maturity Date (as defined in Condition 8.1) by reason of the occurrence of any of the events referred to in Condition 10 or (c) any Bond is not redeemed on the Maturity Date in accordance with Condition 8.1, the Conversion Right attaching to such Bond will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on the date upon which the full amount of the moneys payable in respect of such Bond has been duly received by the Principal Agent or the Trustee and notice of such receipt has been duly given to the Bondholders and, notwithstanding the provisions of Condition 6.1.1, any Bond in respect of which the Certificate and Conversion Notice are deposited for conversion prior to such date shall be converted on the relevant Conversion Date (as defined in Condition 6.2.1 (ii)) notwithstanding that the full amount of the moneys payable in respect of such Bond shall have been received by the Principal Agent or the Trustee before such Conversion Date or that the Conversion Period may have expired before such Conversion Date.

6.1.5	Meaning of “Shares”:

As used in these Conditions, the expression “Shares” means (1) shares of the class of share capital of the Issuer which, at the date of the Trust Deed, are designated as equity shares of the Issuer with full voting rights, together with shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer; and (2) fully-paid shares of any class or classes of the share capital of the Issuer authorised after the date of the Trust Deed which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or winding-up of the Issuer; provided that, subject to the provisions of Condition 11, shares to be issued on conversion of the Bonds means only “Shares” as defined in (1) above.

6.2	Conversion Procedure

6.2.1	Conversion Notice:

(i)	To exercise the Conversion Right attaching to any Bond, the holder thereof must complete, execute and deposit at his own expense during normal business hours at the specified office of any Conversion Agent on any business day a notice of conversion (a “Conversion Notice”) in duplicate in the form (current at such time) obtainable from the specified office of each Agent, together with (a) the relevant Certificate; and (b) certification by the Bondholder, in the form obtainable from any Conversion Agent, as may be required under the laws of the Republic of India or the jurisdiction in which the specified office of such Conversion Agent shall be located;. A Conversion Notice deposited outside the normal business hours or on a day which is not a business day at the place of the specified office of the relevant Conversion Agent shall for ail purposes be deemed to have been deposited with that Conversion Agent during the normal business hours at such place on the next business day following such day. Any Bondholder who deposits a Conversion Notice during a Closed Period will not be permitted to convert the Bonds into Shares (as specified in the Conversion Notice) until the next business day after the end of that Closed Period, which (if all other conditions to conversion have been fulfilled) will be the Conversion Date for such Bonds notwithstanding that such date may fall outside of the Conversion Period. A Bondholder exercising its Conversion Right for Shares will be required to open a depository account with a depositary participant under the Depositories Act (Act 22), 1996 of India (the “1996 Depositories Act”), for the purposes of receiving the Shares.

(ii)	The conversion date in respect of a Bond (the “Conversion Date”) must fall at a time when the Conversion Right attaching to that Bond is expressed in these Conditions to be exercisable (subject to the provisions of Condition 6.1.4 and Condition 10) and (subject to Condition 6.2.1 (i)), will be deemed to be the date of the surrender of the Certificate in respect of such Bond and delivery of such Conversion Notice and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Conversion Right A Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents to such withdrawal.

6.2.2	Stamp Duty etc.:

A Bondholder delivering a Certificate in respect of a Bond for conversion must pay directly to the relevant tax authorities any taxes and capital, stamp, issue and registration duties arising on conversion (other than any taxes or capital or stamp duties payable in India and, if relevant, in the place of any Alternative Stock Exchange, in respect of the allotment and issue of Shares and listing of the Shares on the Indian Exchanges (as defined below) or any Alternative Stock Exchange on conversion), which shall be payable by the Issuer and such Bondholder must pay all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond in connection with such conversion. The Issuer will pay all other expenses arising on the issue of Shares on conversion of the Bonds and all charges of the Agents and the share transfer agent for the Shares (“Share Transfer Agent”) in connection with conversion. The Agent is under no obligation to determine whether a Bondholder is liable to pay and/or has paid any taxes including stamp, issue, registration or similar taxes and duties or the amounts payable (if any) in connection with this Condition 6.2.2 or to determine the amount of any such taxes or duties.

6.2.3	Delivery of Shares:

(i)	Upon exercise by a Bondholder of its Conversion Right, the Issuer will, on or with effect from the relevant Conversion Date, enter the relevant Bondholder or its nominee in the register of members of the Issuer in respect of such number of Shares to be issued upon conversion (notwithstanding any retroactive adjustment of the Conversion Price referred to below prior to the time it takes effect) and will, as soon as practicable, and in any event not later than 45 days after the Conversion Date, cause the relevant securities account of the Bondholder exercising its Conversion Right or of his/their nominee, to be credited with the relevant number of Shares to be issued upon conversion (notwithstanding any retroactive adjustment of the Conversion Price referred to below prior to the time it takes effect) and shall further cause the name of the concerned Bondholder or its nominee to be registered accordingly, in the record of the depositors, maintained by the depository registered under the 1996 Depositories Act with whom the Issuer has entered into a depository agreement and, subject to any applicable limitations then imposed by Indian laws and regulations, shall procure the Share Transfer Agent to, as soon as practicable, and in any event within 14 business days in Mumbai of the Conversion Date, despatch or cause to be despatched to the order of the person named for that purpose in the relevant Conversion Notice at the place and in the manner specified in the relevant Conversion Notice (uninsured and the risk of delivery at any such place being that of the converting Bondholder), a U.S. dollar cheque drawn on a branch of a bank in New York City in respect of any cash payable pursuant to Condition 6.1.2 required to be delivered on conversion and such assignments and other documents (if any) as required by law to effect the transfer thereof.

The crediting of the Shares to the relevant securities account of the converting Bondholder and any payment of cash payable pursuant to Condition 6.1.2 will be deemed to satisfy the Issuer’s obligation to pay the principal, interest and premium (if any) on the Bonds.

(ii)

If the Conversion Date in relation to any Bond shall be on or after the record date for any issue, distribution, grant, offer or other event as gives rise to the adjustment of the Conversion Price pursuant to Condition 6.3, but before the relevant adjustment becomes effective under the relevant Condition (a

“Retroactive Adjustment”), upon the relevant adjustment becoming effective the Issuer shall procure the issue to the converting Bondholder (or in accordance with the instructions contained in the Conversion Notice (subject to applicable exchange control or other laws or other regulations)), such additional number of Shares (“Additional Shares”) as, together with the Shares issued or to be issued on conversion of the relevant Bond, is equal to the number of Shares which would have been required to be issued on conversion of such Bond if the relevant adjustment to the Conversion Price had been made and become effective as at such Conversion Date immediately after the relevant record date and in such event and in respect of such Additional Shares references in Conditions 6.2.3(i) and (iii) to the Conversion Date shall be deemed to refer to the date upon which the Retroactive Adjustment becomes effective (notwithstanding that the date upon which it becomes effective falls after the end of the Conversion Period).

(iii)	The Shares issued upon conversion of the Bonds will in all respects rank pari passu with the Shares in issue on the relevant Conversion Date (except for any right excluded by mandatory provisions of applicable law) and such Shares shall be entitled to all rights the record date for which falls on or after such Conversion Date to the same extent as all other fully-paid and non-assessable Shares of the Issuer in issue as if such Shares had been in issue throughout the period to which such rights relate. A holder of Shares issued on conversion of Bonds shall not be entitled to any rights the record date for which precedes the relevant Conversion Date.

6.2.4	Interest on Conversion:

If any notice requiring the redemption of any of the Bonds is given pursuant to Condition 8.2 on or after the fifteenth business day prior to a record date which has occurred since the last Interest Payment Date (or in the case of the first Interest Period, since the Closing Date) in respect of any distribution payable in respect of the Shares where such notice specifies a date for redemption falling on or prior to the date which is 14 days after the Interest Payment Date next following such record date, interest shall accrue at the rate provided in Condition 5.1 on the Bonds in respect of which Conversion Rights shall have been exercised and in respect of which the Conversion Date falls after such record date and on or prior to the Interest Payment Date next following such record date in respect of such distribution, in each case from and including the preceding Interest Payment Date (or, if such Conversion Date falls before the First Interest Payment Date, from the Closing Date) to but excluding such Conversion Date. The Issuer shall pay any such interest by not later than 14 days after the relevant Conversion Date by transfer to a U.S. dollar account maintained by the payee with a bank in New York City in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice.

6.3	Adjustments to Conversion Price

The Conversion Price will be subject to adjustment in the following events:

6.3.1	Free Distribution, Bonus Issue, Division, Consolidation and Re-classification of Shares:

Adjustment: If the Issuer shall (a) make a free distribution of Shares (other than by way of a dividend in Shares), (b) make a bonus issue of its Shares, (c) divide its outstanding Shares, (d) consolidate its outstanding Shares into a smaller number of Shares, or (e) re-classify any of its Shares into other securities of the Issuer, then the Conversion Price shall be appropriately adjusted so that the holder of any Bond, the Conversion Date in respect of which occurs after the coming into effect of the adjustment described in this Condition 6.3.1, shall be entitled to receive the number of Shares and/or other securities of the Issuer which such holder would have held or have been entitled to receive after the happening of any of the events described above had such Bond been converted immediately prior to the happening of such event (or, if the Issuer has fixed a prior record date for the determination of shareholders entitled to receive any such free distribution or bonus issue of Shares or other securities issued upon any such division, consolidation or re-classification, immediately prior to such record date), but without prejudice to the effect of any other adjustment to the Conversion Price made with effect from the date of the happening of such event (or such record date) or any time thereafter.

Effective date of adjustment: An adjustment made pursuant to this Condition 6.3.1 shall become effective immediately on the relevant event referred to above becoming effective or, if a record date is fixed therefor, immediately after such record date; provided that in the case of a free distribution or bonus issue of Shares which must, under applicable laws of India, be submitted for approval to a general meeting of shareholders or be approved by a meeting of the Board of Directors of the Issuer before being legally paid or made, and which is so approved after the record date fixed for the determination of shareholders entitled to receive such distribution or issue, such adjustment shall, immediately upon such approval being given by such meeting, become effective retroactively to immediately after such record date.

6.3.2	Declaration of Dividend in Shares:

Adjustment: If the Issuer shall issue Shares as a dividend in Shares or make a distribution of Shares which is treated as a capitalisation issue for accounting purposes under Indian GAAP (including, but not limited to, capitalisation of capital reserves and employee stock bonus), then the Conversion Price in effect when such dividend and/or distribution is declared (or, if the Issuer has fixed a prior record date for the determination of shareholders entitled to receive such dividend and/or distribution, on such record date) shall be adjusted in accordance with the following formula:

NCP = OCP x	N
N + n

where:

NCP	=	the Conversion Price after such adjustment.

OCP	=	the Conversion Price before such adjustment.

N	=	the number of Shares outstanding, at the time of issuance of such dividend and/or distribution (or at the close of business in Mumbai on such record date as the case may be).

n	=	the number of Shares to be distributed to the shareholders as a dividend and/or distribution.

Effective date of adjustment: An adjustment made pursuant to this Condition 6.3.2 shall become effective immediately on the relevant event referred to in this Condition 6.3.2 becoming effective or, if a record date is fixed therefor, immediately after such record date; provided that in the case of a dividend in Shares which must, under applicable laws of India, be submitted for approval to a general meeting of shareholders of the Issuer or be approved at a meeting of the Board of Directors of the Issuer before being legally paid or made, and which is so approved after the record date fixed for the determination of shareholders entitled to receive such dividend, such adjustment shall, immediately upon such approval being given by such meeting, become effective retroactively to immediately after such record date.

6.3.3	Concurrent Adjustment Events:

If the Issuer shall declare a dividend in, or make a free distribution or bonus issue of, Shares which dividend, issue or distribution is to be paid or made to shareholders as of a record date which is also:

(a)	the record date for the issue of any rights or warrants which requires an adjustment of the Conversion Price pursuant to Conditions 6.3.5, 6.3.6 or 6.3.7;

(b)	the day immediately before the date of issue of any securities convertible into or exchangeable for Shares which requires an adjustment of the Conversion Price pursuant to Condition 6.3.9;

(c)	the day immediately before the date of issue of any Shares which requires an adjustment of the Conversion Price pursuant to Condition 6.3.10 or, if applicable, the record date for determination of stock dividend entitlement as referred to in Condition 6.3.10;

(d)	the day immediately before the date of issue of any rights, options or warrants which requires an adjustment of the Conversion Price pursuant to Condition 6.3.11; or

(e)	determined by the Issuer and notified by the Issuer to the Trustee in writing to be the relevant date for an event or circumstance which requires an adjustment to the Conversion Price pursuant to Condition 6.3.13, then (except where such dividend, bonus issue or free distribution gives rise to a retroactive adjustment of the Conversion Price under this Condition 6.3.3) no adjustment of the Conversion Price in respect of such dividend, bonus issue or free distribution shall be made under Conditions 6.3.1 and 6.3.2, but in lieu thereof an adjustment shall be made under Conditions 6.3.5, 6.3.6, 6.3.7, 6.3.9, 6.3.10, 6.3.11 or 6.3.13 (as the case may require) by including in the denominator of the fraction described therein the aggregate number of Shares to be issued pursuant to such dividend, bonus issue or free distribution.

6.3.4	Capital Distribution and Extraordinary Cash Dividend:

Adjustment:

(i)	If the Issuer shall pay or make to its Shareholders any Capital Distribution (as defined below), then the Conversion Price shall be adjusted in accordance with the following formula:

NCP = OCP x	CMP - fmv
CMP

where:

NCP and OCP have the meanings ascribed thereto in Condition 6.3.2.

CMP	=	the Current Market Price (as defined in Condition 6.3.15 below) per Share on last Trading Day preceding the date on which the relevant Dividend is first publicly announced.

fmv	=	the portion of the Fair Market Value (as defined below), with such portion being determined by dividing the Fair Market Value of the aggregate Capital Distribution by the number of Shares entitled to receive the relevant Capital Distribution (or, in the case of a purchase of Shares or any receipts or certificates representing shares by or on behalf of the Issuer, by the number of Shares in issue immediately prior to such purchase), of the Capital Distribution attributable to one Share.

(ii)	If the Issuer shall pay or make to its Shareholders any Extraordinary Cash Dividend, then, in such case, the Conversion Price shall be adjusted in accordance with the following formula:

NCP = OCP x	CMP - C
CMP

where:

NCP and OCP have the meanings ascribed thereto in Condition 6.3.2.

CMP	=	the Current Market Price (as defined in Condition 6.3.15 below) per Share on last Trading Day preceding the date on which the relevant Dividend is first publicly announced; and.

C	=	the Extraordinary Cash Dividend attributable to one Share.

Effective date of adjustment

Any adjustment pursuant to this Condition 6.3.4 shall become effective immediately after the record date for the determination of Shareholders entitled to receive the relevant Dividend; provided that (a) in the case of such a Dividend which must, under applicable law of India, be submitted for approval to a general meeting of Shareholders or be approved by a meeting of the Board of Directors of the Issuer before such Dividend may legally be made and is so approved after the record date fixed for the determination of Shareholders entitled to receive such Dividend, such adjustment shall, immediately upon such approval being given by such meeting, become effective retroactively to immediately after such record date and (b) in the case of Condition 6.3.4(i), if the Fair Market Value of the relevant Capital Distribution cannot be determined until the record date fixed for the determination of Shareholders entitled to receive the relevant Dividend, such adjustment shall, immediately upon such Fair Market Value being determined, become effective retroactively to immediately after such record date.

If such Dividend is not so paid, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Dividend had not been approved.

For the purposes of this Condition:

“Capital Distribution” means any Dividend other than a cash Dividend.

In making any calculation for the purposes of this Condition 6.3.4, such adjustments (if any) shall be made as an independent investment or commercial bank of international repute selected by the Issuer, at the expense of the Issuer and approved in writing by the Trustee (an “Independent Financial Institution”) considers appropriate to reflect any consolidation, subdivision or re-classification of any Share or the issue of Shares by way of capitalisation of profits or reserves, or any like or similar event or any adjustment to the Conversion Price.

“Extraordinary Cash Dividend” means any cash Dividend where the total amount of:

(a)	such Dividend, (i) prior to the deduction of any withholding tax and (ii) any corporate tax and dividend distribution tax attributable to that Dividend (the “Relevant Dividend”); and

(b)	all other cash Dividends (as calculated in (a) above) paid or made on the Shares, in the 365 consecutive day period prior to the date the Relevant Dividend is first publicly announced (other than any cash Dividends or portion thereof previously deemed to be an Extraordinary Cash Dividend) (the “previous dividends”), except that where the first date of public announcement for Dividends for two different fiscal years has occurred in such 365 day period, such Dividends relating to the earlier fiscal year will be disregarded for the purpose of determining the previous dividends ((a) and (b) together being the “Total Current Dividend”), exceeds on a per Share basis, the Reference Amount (as defined below); For the avoidance of doubt, the Extraordinary Cash Dividend shall be the amount, on a per Share basis, of the excess of the Total Current Dividend over the percentage referred to above (but shall not exceed the amount of the Relevant Dividend), and all amounts referred to in this Condition are on a per Share basis.

“cash Dividend” means (i) any Dividend which is to be paid in cash and (ii) any Dividend determined to be a cash Dividend pursuant to paragraph (a) of the definition “Dividend”, and for the avoidance of doubt, a Dividend falling within paragraph (c) of the definition “Dividend” shall be treated as not being a cash Dividend.

“Average Closing Price” means the arithmetic average of the Closing Price per Share for each Trading Day during the Relevant Period.

“Reference Amount” means 1 per cent. of the Average Closing Price on each Trading Day during the Relevant Period.

“Relevant Period” means the period of 90 calendar days ending on the Trading Day immediately preceding the date of first public announcement for the Relevant Dividend..

“Dividend” means any dividend or distribution whether of cash or other property or assets or evidences of the Issuer’s indebtedness, whenever paid or made and however described (including any modification of rights to dividends of Shares) provided that:

(a)

where a cash Dividend is announced which is to be, or may at the election of a shareholder or shareholders be, satisfied by the issue or delivery of Shares or other property or assets, or where a capitalisation of profits or reserves is announced which is to be, or may at the election of a shareholder or shareholders be, satisfied by the payment of a Dividend, then for the purposes of this definition, the Dividend in question shall be treated as a Dividend of (i) such cash Dividend or (ii) the Fair Market Value (on the date of announcement of such Dividend or date of capitalisation (as the case may be) or, if later, the date on which the number of Shares (or amount of property or assets, as the case may be) which may be issued or delivered is determined) of such Shares or other property or assets if such Fair Market Value is greater than the Fair Market Value of such cash Dividend;

(b)	any tender or exchange offer falling within Condition 6.3.12 and any issue or distribution of Shares falling within Condition 6.3.2 shall be disregarded; and

(c)	a purchase or redemption of ordinary share capital by or on behalf of the Issuer shall not constitute a Dividend unless, in the case of purchases of Shares by or on behalf of the Issuer, the Volume Weighted Average Price per Share (before expenses) on any one day in respect of such purchases exceeds the Current Market Price per Share either (1) on that day (or if such day is not a Trading Day, the immediately preceding Trading Day), or (2) where an announcement (excluding for the avoidance of doubt for these purposes, any general authority for such purchases or redemptions approved by a general meeting of shareholders of the Issuer or any notice convening such a meeting of shareholders) has been made of the intention to purchase Shares at some future date at a specified price, on the Trading Day immediately preceding the date of such announcement, in which case such purchase shall be deemed to constitute a Dividend (but not a cash Dividend) to the extent that the aggregate price paid (before expenses) in respect of such Shares purchased by or on behalf of the Issuer exceeds the product of (i) the Current Market Price per Share determined as aforesaid and (ii) the number of Shares so purchased.

“Fair Market Value” means, with respect to any asset, security, option, other right or property on any date, the fair market value of that asset, security, option, other right or property as determined in good faith by an Independent Financial Institution provided, that (i) the Fair Market Value of a cash Dividend paid or to be paid shall be the amount of such cash Dividend; (ii) the Fair Market Value of any other cash amount shall be equal to such cash amount; and (iii) where shares, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by the Independent Financial Institution) the fair market value of such shares, options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five Trading Days on the relevant market commencing on the first such trading day such shares, options, warrants or other rights are publicly traded; and in the case of (i) translated into Rupees (if declared or paid in a currency other than Rupees) at the rate of exchange used to determine the amount payable to shareholders who were paid or are to be paid or are entitled to be paid the cash Dividend in Rupees; and in any other case, converted into Rupees (if expressed in a currency other than Rupees) at such rate of exchange as may be determined in good faith by an Independent Financial Institution to be the spot rate ruling at the close of business on that date (or if no such rate is available on that date the equivalent rate on the immediately preceding date on which such a rate is available).

“Volume Weighted Average Price” means, in respect of a Share on any Trading Day, the order book volume-weighted average price of a Share appearing on or derived from Bloomberg (or any successor service) page SESA IN <equity> VWAP or such other source as shall be determined to be appropriate by an Independent Financial Institution on such Trading Day, provided that on any such Trading Day where such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Share in respect of such Trading Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Trading Day on which the same can be so determined.

6.3.5	Rights Issues to Shareholders:

Adjustment: If the Issuer shall grant, issue or offer to the holders of Shares rights entitling them to subscribe for or purchase Shares, which expression shall include those Shares that are required to be offered to employees and persons other than shareholders in connection with such grant, issue or offer:

(a)	at a consideration per Share receivable by the Issuer (determined as provided in Condition 6.3.16) which is fixed on or prior to the record date mentioned below and is less than the Current Market Price per Share at such record date; or

(b)	at a consideration per Share receivable by the Issuer which is fixed after the record date mentioned below and is less than the Current Market Price per Share on the date the Issuer fixes the said consideration, then the Conversion Price in effect (in a case within (a) above) on the record date for the determination of shareholders entitled to receive such rights or (in a case within (b) above) on the date the Issuer fixes the said consideration shall be adjusted in accordance with the following formula:

NCP = OCP x	N + v
N + n

where:

NCP and OCP have the meanings ascribed thereto in Condition 6.3.2.

N	=	the number of Shares outstanding (having regard to Condition 6.3.16) at the close of business in India (in a case within (a) above) on such record date or (in a case within (b) above) on the date the Issuer fixes the said consideration.

n	=	the number of Shares initially to be issued upon exercise of such rights at the said consideration being (aa) the number of Shares which underwriters have agreed to underwrite as referred to below or, as the case may be, (bb) the number of Shares for which applications are received from shareholders as referred to below save to the extent already adjusted for under (aa).

v	=	the number of Shares which the aggregate consideration receivable by the Issuer (determined as provided in Condition 6.3.16) would purchase at such Current Market Price per Share specified in (a) or, as the case may be, (b) above.

Effective date of adjustment: Subject as provided below, such adjustment shall become effective immediately after the latest date for the submission of applications for such Shares by shareholders entitled to the same pursuant to such rights or (if later)

immediately after the Issuer fixes the said consideration but retroactively to immediately after the record date mentioned above.

Rights not taken up by Shareholders: If, in connection with a grant, issue or offer to the holders of Shares of rights entitling them to subscribe for or purchase Shares, any Shares which are not subscribed for or purchased by the persons entitled thereto are underwritten by other persons prior to the latest date for the submission of applications for such Shares, an adjustment shall be made to the Conversion Price in accordance with the above provisions which shall become effective immediately after the date the underwriters agree to underwrite the same or (if later) immediately after the Issuer fixes the said consideration but retroactively to immediately after the record date mentioned above.

If, in connection with a grant, issue or offer to the holders of Shares of rights entitling them to subscribe for or purchase Shares, any such Shares which are not subscribed for or purchased by the underwriters who have agreed to underwrite as referred to above or by the shareholders entitled thereto (or persons to whom shareholders have transferred such rights) who have submitted applications for such Shares as referred to above are offered to and/or subscribed by others, no further adjustment shall be made to the Conversion Price by reason of such offer and/or subscription.

6.3.6	Warrants Issued to Shareholders:

Adjustment: If the Issuer shall grant, issue or offer to the holders of Shares warrants entitling them to subscribe for or purchase Shares:

(a)	at a consideration per Share receivable by the Issuer (determined as provided in Condition 6.3.16) which is fixed on or prior to the record date for the determination of shareholders entitled to receive such warrants and is less than the Current Market Price per Share at such record date; or

(b)	at a consideration per Share receivable by the Issuer which is fixed after the record date mentioned above and is less than the Current Market Price per Share on the date the Issuer fixes the said consideration, then the Conversion Price in effect (in a case within (a) above) on the record date for the determination of shareholders entitled to receive such warrants or (in a case within (b) above) on the date the Issuer fixes the said consideration shall be adjusted in accordance with the following formula:

NCP = OCP x	N + v
N + n

where:

NCP and OCP have the meanings ascribed thereto in Condition 6.3.2.

N	=	the number of Shares outstanding (having regard to Condition 6.3.17) at the close of business in India (in a case within (a) above) on such record date or (in a case within (b) above) on the date the Issuer fixes the said consideration.

n	=	the number of Shares to be issued upon exercise of such warrants at the said consideration which, where no applications by shareholders entitled to such warrants are required, shall be based on the number of warrants issued. Where applications by shareholders entitled to such warrants are required, the number of such Shares shall be calculated based upon (aa) the number of warrants which underwriters have agreed to underwrite as referred to below or, as the case may be, (bb) the number of warrants for which applications are received from shareholders as referred to below save to the extent already adjusted for under (aa).

v	=	the number of Shares which the aggregate consideration receivable by the Issuer (determined as provided in Condition 6.3.16) would purchase at such Current Market Price per Share specified in (a) or, as the case may be, (b) above.

Effective date of adjustment: Subject as provided below, such adjustment shall become effective (i) where no applications for such warrants are required from shareholders entitled to the same, upon their issue and (ii) where applications by shareholders entitled to the same are required as aforesaid, immediately after the latest date for the submission of such applications or (if later) immediately after the Issuer fixes the said consideration but in all cases retroactively to immediately after the record date mentioned above.

Warrants not subscribed for by Shareholders: If, in connection with a grant, issue or offer to the holders of Shares of warrants entitling them to subscribe for or purchase Shares in the circumstances described in (a) and (b) of this Condition 6.3.6, any warrants which are not subscribed for or purchased by the shareholders entitled thereto are underwritten by others prior to the latest date for the submission of applications for such warrants, an adjustment shall be made to the Conversion Price in accordance with the above provisions which shall become effective immediately after the date the underwriters agree to underwrite the same or (if later) immediately after the Issuer fixes the said consideration but retroactively to immediately after the record date mentioned above.

If, in connection with a grant, issue or offer to the holders of Shares of warrants entitling them to subscribe for or purchase Shares, any warrants which are not subscribed for or purchased by the underwriters who have agreed to underwrite as referred to above or by the shareholders entitled thereto (or persons to whom shareholders have transferred the right to purchase such warrants) who have submitted applications for such warrants as referred to above are offered to and/or subscribed by others, no further adjustment shall be made to the Conversion Price by reason of such offer and/or subscription.

6.3.7	Issues of Rights or Warrants for Equity-related Securities to Shareholders:

Adjustment: If the Issuer shall grant, issue or offer to the holders of Shares rights or warrants entitling them to subscribe for or purchase any securities convertible into or exchangeable for Shares:

(a)	at a consideration per Share receivable by the Issuer (determined as provided in Condition 6.3.16) which is fixed on or prior to the record date mentioned below and is less than the Current Market Price per Share at such record date; or

(b)	at a consideration per Share receivable by the Issuer (determined as aforesaid) which is fixed after the record date mentioned below and is less than the Current Market Price per Share on the date the Issuer fixes the said consideration, then the Conversion Price in effect (in a case within (a) above) on the record date for the determination of shareholders entitled to receive such rights or warrants or (in a case within (b) above) on the date the Issuer fixes the said consideration shall be adjusted in accordance with the following formula:

NCP = OCP x	N + v
N + n

where:

NCP and OCP have the meanings ascribed thereto in Condition 6.3.2.

N	=	the number of Shares outstanding (having regard to Condition 6.3.17) at the close of business in India (in a case within (a) above) on such record date or (in a case within (b) above) on the date the Issuer fixes the said consideration.

n	=	the number of Shares initially to be issued upon exercise of such rights or warrants and conversion or exchange of such convertible or exchangeable securities at the said consideration being, in the case of rights, (aa) the number of Shares initially to be issued upon conversion or exchange of the number of such convertible or exchangeable securities which the underwriters have agreed to underwrite as referred to below or, as the case may be, (bb) the number of Shares initially to be issued upon conversion or exchange of the number of such convertible or exchangeable securities for which applications are received from shareholders as referred to below, save to the extent already adjusted for under (aa) and which, in the case of warrants, where no applications by shareholders entitled to such warrants are required, shall be based on the number of warrants issued. Where applications by shareholders entitled to such warrants are required, the number of such Shares shall be calculated based upon (x) the number of warrants which underwriters have agreed to underwrite as referred to below or, as the case may be, (y) the number of warrants for which applications are received from shareholders as referred to below save to the extent already adjusted for under (x).

v	=	the number of Shares which the aggregate consideration receivable by the Issuer (determined as provided in Condition 6.3.16) would purchase at such Current Market Price per Share specified in (a) or, as the case may be, (b) above.

Effective date of adjustment: Subject as provided below, such adjustment shall become effective (a) where no applications for such warrants are required from shareholders entitled to the same, upon their issue and (b) where applications by shareholders entitled to the warrants are required as aforesaid and in the case of convertible or exchangeable securities by shareholders entitled to the same pursuant to such rights, immediately after the latest date for the submission of such applications or (if later) immediately after the Issuer fixes the said consideration; but in all cases retroactively to immediately after the record date mentioned above.

Rights or warrants not taken up by Shareholders: If, in connection with a grant, issue or offer to the holders of Shares of rights or warrants entitling them to subscribe for or purchase securities convertible into or exchangeable for Shares in the circumstances described in this Condition 6.3.7, any convertible or exchangeable securities or warrants which are not subscribed for or purchased by the shareholders entitled thereto are underwritten by others prior to the latest date for the submission of applications for such convertible or exchangeable securities or warrants, an adjustment shall be made to the Conversion Price in accordance with the above provisions which shall become effective immediately after the date the underwriters agree to underwrite the same or (if later) immediately after the Issuer fixes the said consideration but retroactively to immediately after the record date mentioned above.

If, in connection with a grant, issue or offer to the holders of Shares or rights or warrants entitling them to subscribe for or purchase securities convertible into or exchangeable for Shares, any convertible or exchangeable securities or warrants which are not subscribed for or purchased by the underwriters who have agreed to underwrite as referred to above or by the shareholders entitled thereto (or persons to whom shareholders have transferred such rights or the right to purchase such warrants) who have submitted applications for such convertible or exchangeable securities or warrants as referred to above are offered to and/or subscribed by others, no further adjustment shall be made to the Conversion Price by reason of such offer and/or subscription.

6.3.8	Other Distributions to Shareholders:

Adjustment: If the Issuer shall distribute to the holders of Shares or capital stock of the Issuer (other than Shares), assets (excluding any Dividends), or rights or warrants to subscribe for or purchase Shares or securities (excluding those rights and warrants referred to in Conditions 6.3.5, 6.3.6 and 6.3.7), then the Conversion Price in effect on the record date for the determination of shareholders entitled to receive such distribution shall be adjusted in accordance with the following formula:

NCP = OCP x	CMP - fmv
CMP

where:

NCP and OCP have the meanings ascribed thereto in Condition 6.3.2.

CMP	=	the Current Market Price per Share on the record date for the determination of shareholders entitled to receive such distribution.

fmv	=	the Fair Market Value of the distribution applicable to one Share (which shall take into account any consideration receivable for the same by the Issuer).

Effective date of adjustment: Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. Provided that (a) in the case of such a distribution which must, under applicable law of India, be submitted for approval to a general meeting of shareholders or be approved by a meeting of the Board of Directors of the Issuer before such distribution may legally be made and is so approved after the record date fixed for the determination of shareholders entitled to receive such distribution, such adjustment shall, immediately upon such approval being given by such meeting, become effective retroactively to immediately after such record date and (b) if the Fair Market Value of the shares of capital stock, assets, rights or warrants so distributed cannot be determined until after the record date fixed for the determination of shareholders entitled to receive such distribution, such adjustment shall, immediately upon such Fair Market Value being determined, become effective retroactively to immediately after such record date.

6.3.9	Issue of Convertible or Exchangeable Securities other than to Shareholders or on Exercise of Warrants:

Adjustment: If the Issuer shall issue any securities convertible into or exchangeable for Shares (other than the Bonds which term shall for this purpose exclude any further Bonds issued pursuant to Condition 16, or in any of the circumstances described in Condition 6.3.7 and Condition 6.3.11) or grant such rights in respect of any existing securities and the consideration per Share receivable by the Issuer (determined as provided in Condition 6.3.16) shall be less than the Current Market Price per Share on the date in India on which the Issuer fixes the said consideration (or, if the issue of such securities is subject to approval by a general meeting of shareholders, on the date on which the Board of Directors of the Issuer fixes the consideration to be recommended at such meeting), then the Conversion Price in effect immediately prior to the date of issue of such convertible or exchangeable securities shall be adjusted in accordance with the following formula:

NCP = OCP x	N + v
N + n

where:

NCP and OCP have the meanings ascribed thereto in Condition 6.3.2.

N	=	the number of Shares outstanding (having regard to Condition 6.3.17) at the close of business in India on the day immediately prior to the date of such issue.

n	=	the number of Shares to be issued upon conversion or exchange of such convertible or exchangeable securities at the initial conversion or exchange price or rate.

v	=	the number of Shares which the aggregate consideration receivable by the Issuer would purchase at such Current Market Price per Share.

Effective date of adjustment: Such adjustment shall become effective as of the calendar day in India corresponding to the calendar day at the place of issue on which such convertible or exchangeable securities are issued.

6.3.10	Other Issues of Shares:

Adjustment: If the issuer shall issue any Shares (other than Shares issued upon conversion or exchange of any convertible or exchangeable securities (including the Bonds) issued by the Issuer or upon exercise of any rights or warrants granted, offered or issued by the Issuer or in any of the circumstances described in any preceding provision of this Condition 6.3), for a consideration per Share receivable by the Issuer (determined as provided in Condition 6.3.16) less than the Current Market Price per Share on the date in India on which the Issuer fixes the said consideration (or, if the issue of such Shares is subject to approval by a general meeting of shareholders, on the date on which the Board of Directors of the Issuer fixes the consideration to be recommended at such meeting), then the Conversion Price in effect immediately prior to the issue of such additional Shares shall be adjusted in accordance with the following formula:

NCP = OCP x	N + v
N + n

where:

NCP and OCP have the meanings ascribed thereto in Condition 6.3.2.

N	=	the number of Shares outstanding (having regard to Condition 6.3.17) at the close of business in India on the day immediately prior to the date of issue of such additional Shares.

n	=	the number of additional Shares issued as aforesaid.

v	=	the number of Shares which the aggregate consideration receivable by the Issuer (determined as provided in Condition 6.3.16) would purchase at such Current Market Price per Share.

Effective date of adjustment: Such adjustment shall become effective as of the calendar day in India of the issue of such additional Shares.

6.3.11	Issue of Equity-related Securities:

Adjustment: If the Issuer shall grant, issue or offer options, warrants or rights (excluding those rights and warrants referred to in Conditions 6.3.5, 6.3.6, 6.3.7 and 6.3.8) to subscribe for or purchase Shares or securities convertible into or exchangeable for Shares (other than the Bonds, which term shall for this purpose exclude any further Bonds issued pursuant to Condition 16) and the consideration per Share receivable by the Issuer (determined as provided in Condition 6.3.16) shall be less than the Current Market Price per Share on the date in India on which the Issuer fixes the said consideration (or, if the offer, grant or issue of such rights, options or warrants is subject to approval by a general meeting of shareholders, on the date on which the Board of Directors of the Issuer fixes the consideration to be recommended at such meeting), then the Conversion Price in effect immediately prior to the date of the offer, grant or issue of such rights, options or warrants shall be adjusted in accordance with the following formula:

NCP = OCP x	N + v
N + n

where:

NCP and OCP have the meanings ascribed thereto in Condition 6.3.2.

N	=	the number of Shares outstanding (having regard to Condition 6.3.17) at the close of business in India on the day immediately prior to the date of such issue.

n	=	the number of Shares to be issued on exercise of such rights or warrants and (if applicable) conversion or exchange of such convertible or exchangeable securities at the said consideration.

v	=	the number of Shares which the aggregate consideration receivable by the Issuer (determined as provided in Condition 6.3.16) would purchase at such Current Market Price per Share.

Effective date of adjustment: Such adjustment shall become effective as of the calendar day in India corresponding to the calendar day at the place of issue on which such rights or warrants are issued.

6.3.12	Tender or Exchange Offer:

Adjustment: In case a tender or exchange offer made by or on behalf of the Issuer or any Subsidiary (as defined below) for all or any portion of the Shares shall expire and such tender or exchange offer shall involve the payment by the Issuer or such Subsidiary of consideration per Share having a Fair Market Value at the last time (the “Expiration Date”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price per Share, as of the Expiration Date, the Conversion Price shall be adjusted in accordance with the following formula:

NCP = OCP x	N x CMP
fmv + [(N - n) x CMP]

where:

NCP and OCP have the meanings ascribed thereto in Condition 6.3.2.

N	=	the number of Shares outstanding (including any tendered or exchanged Shares) on the Expiration Date.

CMP	=	Current Market Price per Share as of the Expiration Date.

fmv	=	the Fair Market Value of the aggregate consideration payable to the holders of Shares based on the acceptance (up to a maximum specified in the terms of the tender or exchange offer) of all Shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the Shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”).

n	=	the number of Purchased Shares.

Effective date of adjustment: Such adjustment shall become retroactively effective immediately prior to the opening of business on the day following the Expiration Date.

Tender or exchange offer not completed: If the Issuer is obligated to purchase Shares pursuant to any such tender or exchange offer, but the Issuer is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made.

6.3.13	Analogous Events and Modifications

If (a) the rights of conversion or exchange, purchase or subscription attaching to any options, rights or warrants to subscribe for or purchase Shares or any securities convertible into or exchangeable for, or which carry rights to subscribe for or purchase Shares are modified (other than pursuant to and as provided in the terms and conditions of such options, rights, warrants or securities as originally issued) or (b) the Issuer determines that any other event or circumstance has occurred which has or would have an effect on the position of the Bondholders as a class compared with the position of the holders of ail the securities (and options and rights relating thereto) of the Issuer, taken as a class which is analogous to any of the events referred to in Conditions 6.3.1 to 6.3.12, then, in any such case, the Issuer shall promptly notify the Trustee in writing thereof and the Issuer shall consult with an Independent Financial Institution as to what adjustment, if any, should be made to the Conversion Price to preserve the value of the Conversion Right of Bondholders and will make any such adjustment. Ail costs, charges, liabilities and expenses incurred in connection with the appointment, retention, consultation and remuneration of any Independent Financial Institution appointed under the Conditions shall be borne by the Issuer.

6.3.14	Simultaneous Issues of Different Classes of Shares:

In the event of simultaneous issues of two or more classes of share capital comprising Shares or rights or warrants in respect of, or securities convertible into or exchangeable for, two or more classes of share capital comprising Shares, then, for the purposes of this Condition, the formula

NCP = OCP x	N + v
N + n

shall be restated as

NCP = OCP x	N + v1 + v2 + v3
N + n1 + n2 + n3

where v1 and n1 shall have the same meanings as “v” and “n” but by reference to one class of Shares, v2 and n2 shall have the same meanings as “v” and “n” but by reference to a second class of Shares, v3 and n3 shall have the same meanings as V and “n” but by reference to a third class of Shares and so on.

6.3.15	Certain Definitions:

For the purposes of these Conditions:

“Closing Price” of the Shares for each Trading Day shall be the last reported transaction price of the Shares on the NSE for such day or, if no transaction takes place on such day, the average of the closing bid and offered prices of Shares for such day as furnished by a leading independent securities firm licensed to trade on the NSE selected from time to time by the Issuer and approved by the Trustee in writing for the purpose.

“Current Market Price” per Share on any date means the average of the daily Closing Prices (as defined below) of the relevant Shares for the five consecutive Trading Days (as defined below) ending on and including the Trading Day immediately preceding such date. If the Issuer has more than one class of share capital comprising Shares, then the relevant Current Market Price for Shares shall be the price for that class of Shares the issue of which (or of rights or warrants in respect of, or securities convertible into or exchangeable for, that class of Shares) gives rise to the adjustment in question.

If during the said five Trading Days or any period thereafter up to but excluding the date as of which the adjustment of the Conversion Price in question shall be effected, any event (other than the event which requires the adjustment in question) shall occur which gives rise to a separate adjustment to the Conversion Price under the provisions of these Conditions, then the Current Market Price as determined above shall be adjusted in such manner and to such extent as an Independent Financial Institution shall in its absolute discretion deem appropriate and fair to compensate for the effect thereof.

“Trading Day” means a day when the NSE is open for business, but does not include a day when (a) no such last transaction price or closing bid and offered prices is/are reported and (b) (if the Shares are not listed or admitted to trading on such exchange) no such closing bid and offered prices are furnished as aforesaid.

If the Shares are no longer listed on the NSE but are still listed on the BSE, references in the above definitions to the NSE shall be deemed to be the BSE, and if the Shares are no longer listed on the NSE or the BSE and have been listed on an Alternative Stock Exchange as required by Condition 6.4.1, references in the above definitions to the NSE will be taken as references to the Alternative Stock Exchange.

6.3.16	Consideration Receivable by the Issuer:

For the purposes of any calculation of the consideration receivable by the Issuer pursuant to Conditions 6.3.5, 6.3.6, 6.3.7, 6.3.8, 6.3.9, 6.3.10, 6.3.11 and 6.3.14 above, the following provisions shall be applicable:

(a)	in the case of the issue of Shares for cash, the consideration shall be the amount of such cash;

(b)	in the case of the issue of Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by an Independent Financial Institution or, if pursuant to applicable law of India such determination is to be made by application to a court of competent jurisdiction, as determined by such court or an appraiser appointed by such court, irrespective of the accounting treatment thereof;

(c)	in the case of the issue (whether initially or upon the exercise of rights or warrants) of securities convertible into or exchangeable for Shares, the aggregate consideration receivable by the Issuer shall be deemed to be the consideration received by the Issuer for such securities and (if applicable) rights or warrants plus the additional consideration (if any) to be received by the Issuer upon (and assuming) the conversion or exchange of such securities at the initial conversion or exchange price or rate and (if applicable) the exercise of such rights or warrants at the initial subscription or purchase price (the consideration in each case to be determined in the same manner as provided in this Condition 6.3.16) and the consideration per Share receivable by the Issuer shall be such aggregate consideration divided by the number of Shares to be issued upon (and assuming) such conversion or exchange at the initial conversion or exchange price or rate and (if applicable) the exercise of such rights or warrants at the initial subscription or purchase price;

(d)	in the case of the issue of rights or warrants to subscribe for or purchase Shares, the aggregate consideration receivable by the Issuer shall be deemed to be the consideration received by the Issuer for any such rights or warrants plus the additional consideration to be received by the Issuer upon (and assuming) the exercise of such rights or warrants at the initial subscription or purchase price (the consideration in each case to be determined in the same manner as provided in this Condition 6.3.16) and the consideration per Share receivable by the Issuer shall be such aggregate consideration divided by the number of Shares to be issued upon (and assuming) the exercise of such rights or warrants at the initial subscription or purchase price;

(e)	if any of the consideration referred to in any of the preceding paragraphs of this Condition 6.3.16 is receivable in a currency other than Rupees, such consideration shall (in any case where there is a fixed rate of exchange between the Rupees and the relevant currency for the purposes of the issue of the Shares, the conversion or exchange of such securities or the exercise of such rights or warrants) be translated into Rupees for the purposes of this Condition 6.3.16 at such fixed rate of exchange and shall (in all other cases) be translated into Rupees at the mean of the exchange rate quotations (being quotations for the cross rate through U.S. dollars if no direct rate is quoted) by an Independent Financial Institution for buying and selling spot units of the relevant currency by telegraphic transfer against Rupees on the date as of which the said consideration is required to be calculated as aforesaid;

(f)	in the case of the issue of Shares (including, without limitation, to employees under any employee bonus or profit sharing arrangements) credited as fully paid out of retained earnings or capitalisation of reserves at their par value, the aggregate consideration receivable by the Issuer shall be deemed to be zero (and accordingly the number of Shares which such aggregate consideration receivable by the Issuer could purchase at the relevant Current Market Price per Share shall also be deemed to be zero); and

(g)	in making any such determination, no deduction shall be made for any commissions or any expenses paid or incurred by the Issuer.

6.3.17	Cumulative Adjustments:

If, at the time of computing an adjustment (the “later adjustment”) of the Conversion Price pursuant to any of Conditions 6.3.2, 6.3.5, 6.3.6, 6.3.9, 6.3.10, 6.3.11 and 6.3.14 above, the Conversion Price already incorporates an adjustment made (or taken or to be taken into account pursuant to the proviso to Condition 6.3.18) to reflect an issue of Shares or of securities convertible into or exchangeable for Shares or of rights or warrants to subscribe for or purchase Shares or securities, to the extent that the number of such Shares or securities taken into account for the purposes of calculating such adjustment exceeds the number of such Shares in issue at the time relevant for ascertaining the number of outstanding Shares for the purposes of computing the later adjustment, such excess Shares shall be deemed to be outstanding for the purposes of making such computation.

6.3.18	Minor Adjustments:

No adjustment of the Conversion Price shall be required if the adjustment would be less than 1 per cent. of the then current Conversion Price; provided that any adjustment which by reason of this Condition 6.3.18 is not required to be made shall be carried forward and taken into account (as if such adjustment had been made at the time when it would have been made but for the provisions of this Condition 6.3.18) in any subsequent adjustment. All calculations under this Condition 6.3 shall be made to the nearest Rs.0.01 with Rs.0.005 being rounded up to the next Rs.0.01. Except as otherwise set out in Condition 6.3.19, the Conversion Price may be reduced at anytime by the Issuer.

6.3.19	Minimum Conversion Price:

Notwithstanding the provisions of this Condition, the Issuer covenants that:

(a)	the Conversion Price shall not be reduced below the par value of the Shares (Rs.1.00 at the date hereof) as a result of any adjustment made hereunder unless, under applicable law then in effect, Bonds may be converted at such reduced Conversion Price into legally issued, fully-paid and non-assessable Shares; and

(b)	it will not take any corporate or other action which might result in the Conversion Price being reduced pursuant to this Condition 6 below the level permitted by (i) applicable Indian laws and regulations from time to time (if any) or (ii) applicable Indian regulatory authorities where the approval of such regulatory authority has not been obtained.

6.3.20	Reference to “fixed”:

Any references herein to the date on which a consideration is “fixed” shall, where the consideration is originally expressed by reference to a formula which cannot be expressed as an actual cash amount until a later date, be construed as a reference to the first day on which such actual cash amount can be ascertained.

6.3.21	Upward Adjustment:

No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation of the Shares, as referred to in Condition 6.3.1.

6.3.22	Employee Share or Stock Option Scheme:

No adjustment shall be required to the Conversion Price where Shares or other securities or options, rights or warrants for Shares or other securities are issued, offered, allotted, appropriated, modified or granted to employees (including directors) or former employees of the Issuer or any of its Subsidiaries or persons related to such employees (including directors) or former employees, directly or indirectly, pursuant to an employee share or stock option scheme generally duly existing now or in the future or as required by law; provided that such Shares or other securities or options, rights or warrants for Shares or other securities do not involve or relate to the issuance, offer, allotment, appropriation, modification or granting of Shares in excess of 3 per cent. of the issued and outstanding Shares of the Issuer as of the Closing Date, during the tenure of any such employee share or stock option scheme.

6.3.23	Trustee not Obliged to Monitor:

The Trustee shall not be under any duty to monitor whether any event or circumstances has happened or exists under this Condition 6.3 and will not be responsible to Bondholders for any loss arising from any failure by it to do so.

6.3.24	Approval of Trustee:

The Issuer shall send the Trustee a certificate setting out particulars relating to adjustment of the Conversion Price. The Issuer shall also cause a notice containing the same information to be sent to Bondholders, such notice to be approved by the Trustee before it is given to Bondholders.

6.3.25	Independent Financial Institution:

If the Issuer fails to select an Independent Financial Institution when required in this Condition 6.3, the Trustee may (at its absolute discretion) select such an Independent Financial Institution at the expense of the Issuer.

6.3.26	Depositary Receipts

If the Issuer shall have outstanding a depositary receipt facility programme or facility in respect of its Shares (a “DR Facility”) on the date of conversion of any Bonds, then, subject to the terms and conditions of the relevant facility or programme and to applicable laws and regulations and to such amendments to these Conditions as the Issuer and the Trustee shall consider to be appropriate, each Bondholder will have the right in respect of the exercise of Conversion Rights to elect (a “DR Election”) that the Shares to be issued on conversion be represented by depositary receipts (“DRs”) and to receive DRs instead of such Shares. A DR Election shall be made in the relevant Conversion Notice in such form as the Issuer may require. The number of DRs to be issued on exercise of Conversion Rights in respect of which the relevant Bondholder shall have duly made a DR Election shall be determined by dividing the principal amount of the relevant Bond to be converted by the Conversion Price in effect on the relevant Conversion Date and dividing the resulting number by the number of Shares represented by each DR on such Conversion Date.

Fractions of a DR will not be issued and neither will a Share (where at the relevant time a DR represents more than one Share) or any fraction of a Share be issued and no cash payment or adjustment will be made in respect thereof (other than in the circumstances provided for in Condition 6.1.2). However, if the Conversion Right in respect of more than one Bond is exercised at any one time such that DRs are to be issued to the same person, the number of such DRs to be issued in respect thereof shall be calculated on the basis of the aggregate principal amount of such Bonds being so converted and rounded down to the nearest whole number of DRs.

Where DRs are to be issued, the Issuer will, as soon as practicable, and in any event not later than 30 days after the relevant Conversion Date (i) cause the name of the depositary in respect of the relevant DR Facility (the “DR Depositary”), or its custodian, to be registered in the record of the depositors maintained by the depositary registered under the 1996 Depositaries Act with whom the Issuer has entered into a depositary agreement and (ii) cause the relevant number of DRs to be issued by the DR Depositary pursuant to the relevant DR Facility to the relevant Bondholder or his/their nominee.

DRs will be issued in book-entry form or in certificated form as provided in the relevant DR Facility, and may bear such legends and be subject to such restrictions on transfer as the Issuer shall determine to be necessary to comply with applicable laws and regulations.

A Bondholder exercising Conversion Rights and making a DR Election must deliver at its expense to the specified office of any Conversion Agent all and any certificates and other documents as may be required pursuant to the relevant DR Facility in respect of the deposit of the relevant Shares pursuant to such DR Facility.

The Issuer will pay all expenses, charges and fees of the custodian for the DR Depositary and of the DR Depositary in connection with the deposit of the relevant Shares and issue of the DRs on conversion.

If a Retroactive Adjustment shall occur in relation to the exercise of Conversion Rights in relation to any Bond in respect of which a DR Election shall have been duly made, the Issuer shall, conditional upon the relevant adjustment becoming effective, procure that there shall be issued to the relevant Bondholder (or in accordance with instructions contained in the Conversion Notice) such additional number of DRs (if any) (the “Additional DRs”) as, together with the DRs issued or to be issued on conversion of the relevant Bond is equal to the number of DRs which would have been required to be issued on conversion of such Bond (together with any fraction of a DR not so issued) if the relevant adjustment to the Conversion Price had been made and become effective on and as of the relevant Conversion Date.

DRs issued upon conversion of the Bonds will in all respects rank pari passu with all other DRs under the relevant DR Facility then in issue on the relevant Conversion Date, except that the DRs or, as the case may be, the Additional DRs so issued will not rank for any right where the record date or other due date for the establishment of entitlement in respect of the Shares represented by such DRs or, as the case may be, Additional DRs falls prior to the relevant Conversion Date.

If the Issuer determines that it would be contrary to applicable laws or regulations or would be contrary to the terms of the relevant DR Facility (including any provisions thereof relating to the deposit of Shares) to issue Shares to be represented by DRs upon conversion of Bonds in respect of which a DR Election shall have been made, such DR Election shall be ineffective and there shall be issued to such Bondholder (or as specified in the relevant Conversion Notice) Shares as if such DR Election had not been made.

The Issuer is under no obligation to establish and/or maintain any depositary facility or programme in respect of the Shares or, if it does, to enable the Shares to be eligible for deposit pursuant thereto. The Issuer shall be entitled to impose such conditions and restrictions on the deposit of Shares pursuant to any such facility or programme as it may determine, and may agree with the Trustee such changes to these Conditions as may be appropriate in respect of or relating to the deposit of Shares pursuant to any such facility or programme.

6.4	Undertakings

6.4.1	The Issuer has undertaken in the Trust Deed, inter alia, that so long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders or with the approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of Bondholders to give such approval:

(i)

it will use its best endeavours (a) to obtain and maintain a listing of the Bonds on the Singapore Exchange Securities Trading Limited (the “Singapore Stock Exchange”), (b) to maintain a listing for all the issued Shares on the BSE and the NSE (together, the “Indian Exchanges”), (c) to obtain and maintain a listing for all the Shares issued on the exercise of the Conversion Rights attaching to the

Bonds on the Indian Exchanges, and (d) if the Issuer is unable to obtain or maintain such listings, to use its best endeavours to obtain and maintain a listing for all the Bonds and the Shares issued on the exercise of the Conversion Rights, on an Alternative Stock Exchange and will forthwith give notice to the Bondholders in accordance with Condition 17 of the listing or delisting of the Shares or the Bonds (as a class) by any of such stock exchanges;

(ii)	it will reserve, free from any other pre-emptive or other similar rights, out of its authorised but unissued ordinary share capital the full number of Shares liable to be issued on conversion of the Bonds without breaching any foreign ownership restrictions in India applicable to the Shares and will ensure that all Shares will be duly and validly issued as fully-paid;

(iii)	it will pay the expenses of the issue or delivery of, and all expenses of obtaining listing for, Shares arising on conversion of the Bonds;

(iv)	it will not make any reduction of its ordinary share capital or any uncalled liability in respect thereof or of any share premium account or capital redemption reserve fund (except, in each case, as permitted by applicable law and results in (or would, but for the provision of these Conditions relating to rounding or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is otherwise taken into account for the purposes of determining whether such an adjustment should be made);

(v)	it will not make any offer, issue or distribute or take any action the effect of which would be to reduce the Conversion Price below the par value of the Shares of the Issuer, provided always that the Issuer shall not be prohibited from purchasing its Shares to the extent permitted by law;

(vi)	it will not take any corporate or other action which pursuant to these Conditions would cause the Conversion Price to be adjusted to a price which would render conversion of the Bonds into Shares at such adjusted Conversion Price to be in contravention of applicable law or subject to approval from the Reserve Bank of India, the Ministry of Finance, Government of India and/or any other governmental/regulatory authority in India where such written approval has not been obtained. The Issuer also covenants that prior to taking any action which would cause an adjustment to the Conversion Price, the Issuer shall provide the Trustee with an opinion of an independent legal counsel in India of international repute, approved by the Trustee in writing, stating that the Conversion Price as proposed to be adjusted pursuant to such action, is in conformity with applicable law and that the conversion of the Bonds to the Shares at such adjusted Conversion Price would not require approval of the Reserve Bank of India, the Ministry of Finance, India and/or any other governmental/regulatory authority in India (the “Price Adjustment Opinion”). To the extent that an event triggering an adjustment to the Conversion Price occurs and the Issuer is unable to provide the Trustee with a Price Adjustment Opinion, the Issuer shall give notice to Bondholders of their Non-Permitted Conversion Price Adjustment Event Repurchase Right, as defined in and pursuant to Condition 8.7.;

6.4.2	The Issuer has also given certain other undertakings in the Trust Deed for the protection of the Conversion Rights.

The Shares issued upon conversion of the Bonds are expected to be listed on the NSE and the BSE and will be tradable on such stock exchange once listed thereon, which is expected to occur within 45 days after the relevant Conversion Date. If there is any delay in obtaining the approval of the NSE and the BSE to list such Shares, they shall not be tradeable on the BSE and the NSE until the listing occurs.

6.5	Notice of Change in Conversion Price

The Issuer shall give notice to the Bondholders in accordance with Condition 17 and, for so long as the Bonds are listed on the Singapore Stock Exchange and the rules of the Singapore Stock Exchange so require, the Issuer shall also give notice to the Singapore Stock Exchange, of any change in the Conversion Price. Any such notice relating to a change in the Conversion Price shall set forth the event giving rise to the adjustment, the Conversion Price prior to such adjustment, the adjusted Conversion Price and the effective date of such adjustment.

6.6	Conversion upon Change of Control

If a Change of Control (as defined below) shall have occurred, the Issuer shall give notice of that fact to the Bondholders (the “Change of Control Notice”) in accordance with Condition 17 within seven days after it becomes aware of such Change of Control. Following the giving of a Change of Control Notice, upon any exercise of Conversion Rights such that the relevant Conversion Date falls within 30 days following a Change of Control, or, if later, 30 days following the date on which the Change of Control Notice is given to Bondholders (such period, the “Change of Control Conversion Period”), the Conversion Price shall be adjusted in accordance with the following formula:

NCP =	OCP
1 + (CP x c/t)

where:

NCP and OCP have the meanings ascribed thereto in Condition 6.3.2. For the avoidance of doubt, OCP for the purposes of this Condition 6.6 shall be the Conversion Price applicable on the relevant Conversion Date in respect of any conversion pursuant to this Condition 6.6.

Conversion Premium (“CP”) = 28 per cent. expressed as a fraction.

c	=	the number of days from and including the first day of the Change of Control Conversion Period to but excluding 31 October 2014.

t	=	the number of days from and including 30 October 2009 to but excluding 31 October 2014,

provided that the Conversion Price shall not be reduced pursuant to this Condition 6.6 below the level permitted by applicable Indian laws and regulations from time to time (if any).

If the last day of a Change of Control Conversion Period shall fall during a Closed Period, the Change of Control Conversion Period shall be extended such that its last day will be the fifteenth day following the last day of a Closed Period.

For the purposes of this Condition 6.6,

“control” means (a) the acquisition or control of more than 50 per cent. of the Voting Rights of the issued share capital of the Issuer or (b) the right to appoint and/or remove all or the majority of the members of the Issuer’s Board of Directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise;

a “Change of Control” occurs when:

(a)	any person or persons (except Vedanta Resources plc (“Vedanta”) directly or indirectly, acting together, acquires control, directly or indirectly, of the Issuer; or

(b)	the Issuer consolidates with or merges into or sells or transfers all or substantially all of the Issuer’s assets to any other person or persons, acting together; or

(c)	Vedanta or any person or persons controlled by Vedanta or who control Vedanta, acting together with Vedanta, acquires, 90 per cent. of the Voting Rights.

a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity) but does not include the Issuer’s Board of Directors or any other governing board and does not include the Issuer’s wholly-owned direct or indirect subsidiaries; and

“Voting Rights” means the right generally to vote at a general meeting of Shareholders of the Issuer (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

7	Payments

7.1	Principal, Premium and Interest

7.1.1	Payment of principal, interest, premium and default interest (if any) will be made by transfer to the registered account of the Bondholder or by U.S. dollar cheque drawn on a bank in New York mailed to the registered address of the Bondholder if it does not have a registered account, in each case, in accordance with provisions of the Agency Agreement. Such payment will only be made after surrender of the relevant Certificate at the specified office of any of the Agents. If an amount which is due on the Bonds is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) paid.

7.1.2	Interest on the Bonds due on an Interest Payment Date will be paid on the due date for the payment of interest to the holder shown on the Register at the close of business on the seventh day before the due date for the payment of interest (the “Interest Record Date”).

7.2	Registered Accounts

For the purposes of this Condition, a Bondholder’s registered account means the U.S. dollar account maintained by or on behalf of it with a bank in New York, details of which appear on the Register at the close of business on the second business day (as defined below) before the due date for payment, and a Bondholder’s registered address means its address appearing on the Register at that time.

7.3	Applicable Laws

All payments to be made to Bondholders by or on behalf of the Issuer are subject in all cases to any applicable laws and regulations in the place of payment, but without prejudice to the provisions of Condition 9. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

7.4	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a business day (as defined below), for value on the first following day which is a business day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) on the due date for payment (or, if it is not a business day, the immediately following business day) or, in the case of a payment of principal, if later, on the business day on which the relevant Certificate is surrendered at the specified office of an Agent.

7.5	Default Interest and Delay in Payment

7.5.1	If the Issuer fails to pay any sum in respect of the Bonds when the same becomes due and payable under these Conditions, interest shall accrue on the overdue sum at the rate of 7.00 per cent. per annum (being the rate of interest plus default interest) from the due date. Such default interest shall accrue on the basis of the actual number of days elapsed and a 360-day year.

7.5.2	Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Bondholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

7.6	Business Day

In this Condition, “business day” means a day other than a Saturday or Sunday on which commercial banks are open for business in New York City, Mumbai and London and, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered. If an amount which is due on the Bonds is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid.

8	Redemption, Purchase and Cancellation

8.1	Maturity

Unless previously redeemed, converted or purchased and cancelled as provided herein, the Issuer will redeem each Bond at 100 per cent. of its principal amount on 31 October 2014 (the “Maturity Date”) together with accrued interest, if any, calculated in accordance with Condition 5.1. The Issuer may not redeem the Bonds at its option prior to that date except as provided in Condition 8.2 or Condition 8.3 below (but without prejudice to Condition 10).

8.2	Redemption at the Option of the Issuer

8.2.1	On or at any time after 30 October 2012 but not less than seven business days prior to the Maturity Date, the Issuer may, having given not less than 30 nor more than 60 days’ notice to the Bondholders, the Trustee and the Principal Agent (which notice will be irrevocable), redeem the Bonds in whole but not in part at 100 per cent. of their principal amount together with accrued interest (calculated up to but excluding the date of redemption) on the date fixed for redemption, provided that no such redemption may be made unless the Closing Price of the Shares (translated into U.S. dollars at the Prevailing

Rate (as defined below)) for each of the 20 consecutive Trading Days in any period of 30 consecutive Trading Days prior to the date upon which notice of such redemption is given pursuant to Condition 17, was at least 130 per cent. of the Conversion Price (translated into U.S. dollars at the Fixed Exchange Rate). Upon expiry of such notice, the issuer shall be bound to redeem such Bonds in accordance with this Condition. If there shall occur an event giving rise to a change in the Conversion Price during any such 20 consecutive Trading Day period, appropriate adjustments for the relevant days approved by two independent investment banks (acting as experts) selected by the Issuer (at the expense of the Issuer) and approved in writing by the Trustee shall be made for the purpose of calculating the Closing Price for such days. The “Prevailing Rate” applicable to any Trading Day shall be the middle rate for the purchase of U.S. dollars with Rupees quoted by the State Bank of India on that Trading Day or if such rate is not available on such Trading Date, such rate prevailing on the immediately preceding day on which such rate is so available.

8.2.2	If at any time the aggregate principal amount of the Bonds outstanding is less than 10 per cent. of the aggregate principal amount originally issued (including any Bonds issued pursuant to Condition 16), the Issuer shall have the option to redeem such outstanding Bonds in whole but not in part at 100 per cent. of their principal amount together with accrued interest (calculated up to but excluding the date of redemption) on the date fixed for redemption. The Issuer will give at least 30 days’ but not more than 60 days’ prior notice to the holders for such redemption. Upon expiry of such notice, the Issuer shall be bound to redeem such Bonds in accordance with this Condition.

RBI regulations at the time of redemption may require the Issuer to obtain the prior approval of the RBI before providing notice for or effecting such a redemption prior to the Maturity Date, such approval may or may not be forthcoming.

8.3	Redemption for Taxation Reasons

8.3.1	Subject to Condition 8.3.3, at any time the Issuer may, having given not less than 30 nor more than 60 days’ notice to the Bondholders (which notice shall be irrevocable) redeem all, and not some only, of the Bonds at 100 per cent. of their principal amount together with accrued interest (calculated up to but excluding the date of redemption) on the date fixed for redemption (the “Tax Redemption Date”), if (i) the Issuer satisfies the Trustee immediately prior to the giving of such notice that the Issuer has or will become obliged to pay additional amounts in respect of payments of interest on the Bonds pursuant to Condition 9.3 as a result of any change in, or amendment to, the laws or regulations of India or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 30 October 2009, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (a) a certificate signed by two directors of the Issuer stating that the obligation referred to in (i) above cannot be avoided by the Issuer (taking reasonable measures available to it) and (b) an opinion of independent legal or tax advisors of recognised international standing to the effect that such change or amendment has occurred (irrespective of whether such amendment or change is then effective) and the Trustee shall accept such certificate and opinion as sufficient evidence thereof in which event it shall be conclusive and binding on the Bondholders.

8.3.2	Upon the expiry of any such notice, the Issuer will be bound to redeem the Bonds at 100 per cent. of their principal amount together with accrued interest up to (but excluding) such date, on the Tax Redemption Date.

8.3.3	If the Issuer gives a notice of redemption pursuant to this Condition 8.3, each Bondholder will have the right to elect that his Bond(s) shall not be redeemed and that the provisions of Condition 9 shall not apply in respect of any payment of principal or interest to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date whereupon no, subject to the following sentence, additional amounts shall be payable in respect thereof pursuant to Condition 9 and payment of all amounts shall be made subject to the deduction or withholding of the taxation required to be withheld or deducted by the government of India or any authority thereof or therein having power to tax. For the avoidance of doubt, any additional amounts which had been payable in respect of the Bonds as a result of the laws or regulations of the government of India or any authority thereof or therein having power to tax prior to 30 October 2009 will continue to be payable to such Bondholders. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed notice of redemption (“Tax Election Notice”), in the form for the time being current, obtainable from the specified office of any Paying Agent together with the Certificate evidencing the Bonds on or before the day falling 10 days prior to the Tax Redemption Date.

RBI regulations at the time of redemption may require the Issuer to obtain the prior approval of the RBI before providing notice for or effecting such a redemption prior to the Maturity Date, such approval may or may not be forthcoming.

8.4	Redemption for Change of Control

8.4.1	Following the occurrence of a Change of Control (as defined below) and to the extent permitted by applicable law, the holder of each Bond will have the right at such holder’s option to require the Issuer to redeem in whole but not in part such holder’s Bonds on the Change of Control Put Date at 100 per cent. of their principal amount together with accrued interest up to (but excluding) such date. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed notice of redemption, in the form for the time being current, obtainable from the specified office of any Paying Agent (“Change of Control Put Exercise Notice”) together with the Certificate evidencing the Bonds to be redeemed by not later than 30 days following a Change of Control, or, if later, 30 days following the date upon which notice thereof is given to Bondholders by the Issuer in accordance with Condition 17. The “Change of Control Put Date” shall be the fourteenth day after the expiry of such period of 30 days as referred to above.

8.4.2	A Change of Control Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem the Bonds which form the subject of the Change of Control Put Exercise Notices delivered as aforesaid on the Change of Control Put Date.

8.4.3	The Trustee shall not be required to take any steps to ascertain whether a Change of Control or any event which could lead to the occurrence of a Change of Control has occurred and shall not be responsible or liable to Bondholders for any loss arising from not doing so.

8.4.4	No later than seven days after becoming aware of a Change of Control, the Issuer shall procure that notice regarding the Change of Control shall be delivered to the Trustee and the Bondholders in accordance with Condition 17 stating: (i) the Change of Control Put Date; (ii) the date of such Change of Control and, briefly, the events causing such Change of Control; (iii) the date by which the Change of Control Put Exercise Notice (as defined above) must be given; (iv) the redemption amount and the method by which such amount will be paid; (v) the names and addresses of all Paying Agents; (vi) briefly, the Conversion Right and the then current Conversion Price; (vii) the procedures that Bondholders must follow and the requirements that Bondholders must satisfy in order to exercise the Change of Control Put Right or Conversion Right; and (viii) that a Change of Control Put Exercise Notice, once validly given, may not be withdrawn.

RBI regulations at the time of redemption may require the Issuer to obtain the prior approval of the RBI before providing notice for or effecting such a redemption prior to the Maturity Date, such approval may or may not be forthcoming.

8.5	Delisting Put Right

8.5.1	In the event the Shares cease to be listed or admitted to trading or suspended for a period equal to or exceeding 30 days on the BSE and NSE or any Alternate Stock Exchange (a “Delisting”) each Bondholder shall have the right (the “Delisting Put Right”), at such Bondholder’s option, to require the Issuer to redeem all (but not less than all) of such Bondholder’s Bonds on the twentieth business day after notice has been given to Bondholders regarding the Delisting referred to under Condition 8.5.2 below or, if such notice is not given, the twentieth business day after the Delisting (the “Delisting Put Date”) at 100 per cent. of their principal amount together with accrued interest up to (but excluding) such date (the “Delisting Put Price”).

8.5.2	Promptly after becoming aware of a Delisting, the Issuer shall procure that notice regarding the Delisting Put Right shall be given to the Trustee and the Bondholders in accordance with Condition 17 stating:

(i)	the Delisting Put Date;

(ii)	the date of such Delisting and, briefly, the events causing such Delisting;

(iii)	the date by which the Purchase Notice (as defined below) must be given;

(iv)	the Delisting Put Price and the method by which such amount will be paid;

(v)	the names and addresses of all Paying Agents;

(vi)	the Conversion Right and the then current Conversion Price;

(vii)	the procedures that Bondholders must follow and the requirements that Bondholders must satisfy in order to exercise the Delisting Put Right or Conversion Right; and

(viii)	that a Purchase Notice, once validly given, may not be withdrawn.

8.5.3

To exercise its rights to require the Issuer to redeem or purchase (subject to applicable laws) its Bonds, the Bondholder must deliver a written irrevocable notice of the exercise of such right (a “Purchase Notice”), in the then current form obtainable from the specified office of any Agent together with the Certificate evidencing the Bonds to be redeemed, to any Paying Agent on any business day prior to the close of business at the location of such Paying Agent on such day and which day is not less than 10 business days prior to the Delisting Put Date.

8.5.4	A Purchase Notice, once delivered, shall be irrevocable and the Issuer shall redeem the Bonds which form the subject of the Delisting Notices delivered as aforesaid on the Delisting Put Date.

8.5.5	The Trustee shall not be required to take any steps to ascertain whether a Delisting or any event which could lead to the occurrence of a Delisting has occurred.

8.5.6	For the purposes of this Condition 8.5, “business day” shall mean a day on which commercial banks are open for business in London and Mumbai.

RBI regulations at the time of redemption may require the Issuer to obtain the prior approval of the RBI before providing notice for or effecting such a redemption prior to the Maturity Date, such approval may or may not be forthcoming.

8.6	Redemption Following Exercise of a Put Option

Upon the exercise of any put option specified in Condition 8.4 or 8.5, payment of the applicable redemption amount (including accrued interest) shall be conditional upon (i) the Issuer obtaining all approvals required by law and (ii) delivery of the Bondholder’s Certificate (together with any necessary endorsements) to any Paying Agent on any business day together with the delivery of any other document(s) required by these Conditions, and will be made on the later of the date set for redemption and promptly following the time of delivery of such Certificate. If the Paying Agent holds on the Put Date (as defined below) money sufficient to pay the applicable redemption monies of Bonds for which notices have been delivered in accordance with the provisions hereof upon exercise of such right, then, whether or not such Certificate is delivered to the Paying Agent, on and after such Put Date, (a) such Bond will cease to be outstanding; (b) such Bond will be deemed paid; and (c) all other rights of the Bondholder shall terminate (other than the right to receive the applicable redemption monies). “Put Date” shall mean the Change of Control Put Date or the Delisting Put Date, as applicable.

8.7	Non-Permitted Conversion Price Adjustment Event Repurchase Right

To the extent permitted by applicable law, unless the Bonds have been previously redeemed, converted or purchased and cancelled, if the Issuer is unable to provide the Trustee with a Price Adjustment Opinion as set forth in Condition 6.4.1 (vi) prior to the occurrence of an event triggering an adjustment to the Conversion Price (a “Non-Permitted Conversion Price Adjustment Event”), the Issuer shall, within 10 business days after the occurrence of the relevant event triggering such adjustment, notify in accordance with Condition 17 the Bondholders and the Trustee of such Non-Permitted Conversion Price Adjustment Event, and each Bondholder shall have the right (the “Non-Permitted Conversion Price Adjustment Event Repurchase Right”), at such Bondholder’s option, to require the Issuer to repurchase all (or any portion of the principal amount thereof which is US$100,000 or any integral multiple thereof) of such Bondholder’s Bonds at a price equal to 100 per cent. of their principal amount together with accrued interest (calculated up to but excluding the date of redemption) (the “Non-Permitted Conversion Price Adjustment Event Repurchase Price”), on the date set by the Issuer for such repurchase (the “Non-Permitted Conversion Price Adjustment Date”), which shall be not less than 30 days nor more than 60 days following the date on which the Issuer notifies the Bondholders of the Non-Permitted Conversion Price Adjustment.

8.8	Purchases

The Issuer or any of its Subsidiaries may, if permitted under the laws of India, at any time and from time to time purchase Bonds at any price in the open market or otherwise. If the purchases are made by way of tender to Bondholders, the tender must be available to all Bondholders alike. Any Bonds purchased by a Subsidiary of the Issuer may be reissued, resold or cancelled at the option of the relevant Subsidiary, subject to any applicable regulatory requirements, including the ECB Guidelines of the RBI.

8.9	Cancellation

All Bonds which are redeemed or converted will forthwith be cancelled. Certificates in respect of all Bonds cancelled will be forwarded to or to the order of the Registrar and such Bonds may not be reissued or resold.

8.10	Redemption Notices

All notices to Bondholders given by or on behalf of the Issuer pursuant to this Condition will be given in accordance with Condition 17, and specify the date fixed for redemption, the manner in which redemption will be effected, the amount payable on the date fixed for redemption and the aggregate principal amount of the Bonds outstanding as at the latest practicable date prior to the publication of the notice.

No notice of redemption given under Condition 8.2 or Condition 8.3 shall be effective if it specifies a date for redemption which falls during a Closed Period or within 15 days following the last day of a Closed Period.

9	Taxation

9.1	All payments in respect of the Bonds by the Issuer will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of India or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law.

9.2	Where such withholding or deduction is in respect of Indian withholding tax on premium or interest payments at the rate of up to 10.00 per cent. (plus applicable surcharge on such tax payable and education cess as applicable) the Issuer will increase the amount of premium or interest paid by it to the extent required so that the amount of premium or interest received by Bondholders amounts to the relevant amount of the premium or interest payable pursuant to Condition 8 or Condition 10, in the case of premium, and Condition 5, in the case of interest.

9.3	In the event that any such withholding or deduction in respect of principal or any such additional withholding or deduction in excess of 10.00 per cent. (plus applicable surcharge on such tax payable and education cess as applicable) in respect of premium or interest is required, the Issuer will pay such additional amounts by way of principal, premium or interest as will result in the receipt by the Bondholders of the amounts which would otherwise have been receivable in the absence of such withholding or deduction, except that no such additional amount shall be payable in respect of any Bond:

9.3.1	to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his having some connection with India otherwise than merely by holding the Bond or by the receipt of amounts in respect of the Bond; or

9.3.2	(in the case of a payment of principal or premium) if the Certificate in respect of such Bond is surrendered more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to such additional amount on surrendering the relevant Certificate for payment on the last day of such period of 30 days; or

9.3.3	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

9.3.4	presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Bond to another Paying Agent or Conversion Agent in a Member State of the European Union.

9.4	For the purposes hereof, “Relevant Date” means the date on which such payment first becomes due except that if the full amount payable has not been received by the Trustee or the Principal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders and cheques despatched or payment made.

9.5	References in these Conditions to principal, premium and interest shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

10	Events of Default

10.1	The Trustee at its discretion may, and if so requested in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution shall (subject to being indemnified and/or secured by the Bondholders to its satisfaction), give notice to the Issuer that the Bonds are, and they shall accordingly thereby become, immediately due and repayable at 100 per cent. of their principal amount together with accrued interest up to (but excluding) the date of payment (subject as provided below and without prejudice to the right of Bondholders to exercise the Conversion Right in respect of their Bonds in accordance with Condition 6) if any of the following events (each an “Event of Default”) has occurred:

10.1.1	Non-Payment: (i) the Issuer fails to pay all or any part of the principal of any of the Bonds when the same shall become due and payable, whether at maturity, upon redemption or otherwise and such failure continues for a period of seven calendar days; or (ii) the Issuer fails to pay any interest in respect of any of the Bonds as and when the same shall become due and payable, and such failure continues for a period of 14 calendar days; or

10.1.2	Conversion Rights: the Issuer fails to deliver the Shares as and when such Shares are required to be delivered following conversion of a Bond and such failure continues for a period of 14 calendar days; or

10.1.3	Breach of Other Obligations: the Issuer defaults in the performance or observance of or compliance with any of its other obligations set out in the Bonds or the Trust Deed which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within 45 calendar days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” under the Bonds and demanding that the Issuer remedy the same, shall have been given to the Issuer by the Trustee; or

10.1.4	Cross-Default: (i) any other present or future indebtedness of the Issuer or any Material Subsidiary for or in respect of moneys borrowed or raised becomes due and payable prior to its stated maturity (otherwise than at the option of the Issuer or such Material Subsidiary, as the case may be) by reason of any actual or potential default, event of default or the like (howsoever described); or (ii) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period originally provided for; or (iii) the Issuer or any Material Subsidiary fails to pay when due (or within any applicable grace period originally provided for) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which any one or more of the events mentioned above in this Condition 10.1.4 has or have occurred equals or exceeds the higher of US$25,000,000 or its equivalent in other currencies (as reasonably determined by the Trustee); or

10.1.5	Enforcement Proceedings: a distress, attachment, execution or other legal process (other than distraint or attachment imposed by any government, authority or agent prior to enforcement foreclosure) is levied, enforced or sued out, as the case may be, on or against a substantial part (in the opinion of the Trustee) of the property, assets or revenues of the Issuer or all or a substantial part (in the opinion of the Trustee) of the property, assets or revenues of any Material Subsidiary and is not (i) either discharged or stayed within 60 calendar days or in circumstances where, in the opinion of the Trustee, the levy, enforcement or suing out, as the case may be, of such legal process is not, or does not become, materially prejudicial to the interests of the Bondholders, within 120 calendar days; or (ii) being contested in good faith on the basis of appropriate legal advice provided by reputable independent counsel in the relevant jurisdiction or jurisdictions and by appropriate proceedings; or

10.1.6	Security Enforced: an encumbrancer takes possession or a receiver, administrative receiver, administrator, manager or other similar person is appointed over, or an attachment order is issued in respect of, the whole or a substantial part (in the opinion of the Trustee) of the undertaking, property, assets or revenues of the Issuer or any Material Subsidiary and in any such case such possession or appointment is not stayed or terminated or the debt on account of which such possession was taken or appointment made is not discharged or satisfied within 60 calendar days of such appointment or the issue of such order; or

10.1.7

Insolvency: the Issuer or any Material Subsidiary (i) is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts or stops, suspends or threatens to stop or suspend payment of all or a substantial part (in the opinion of the Trustee) of (or of a particular type of) its debts as they mature; or (ii) applies for or consents to or suffers the appointment of an administrator, administrative receiver, liquidator, manager or receiver or other similar person in respect of the Issuer or any Material Subsidiary or over the whole or a substantial part (in the opinion of the Trustee) of the undertaking, property, assets or revenues of the Issuer or any Material Subsidiary; or (iii) proposes or makes or enters into a general assignment or an arrangement or composition with or for the benefit of its creditors in respect of any of such debts or a moratorium is agreed or declared or comes into effect in respect of or affecting all or a substantial part (in the opinion of the Trustee) of (or of a particular type of) the debts of the Issuer or any Material Subsidiary, except, in any such case, for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Trustee or by an Extraordinary Resolution of the Bondholders; or

10.1.8	Winding-up, Disposals: an administrator is appointed, an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Issuer or any Material Subsidiary, or the Issuer or any Material Subsidiary ceases or threatens to cease to carry on all or a substantial part (in the opinion of the Trustee) of its business or operations, or the Issuer or any Material Subsidiary sells or disposes of all or a substantial part (in the opinion of the Trustee) of its assets or business whether as a single transaction or a number of transactions, related or not; except, in any such case, for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger, consolidation or other similar arrangement (i) on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders, or (ii) in the case of a Material Subsidiary, not including arising out of the insolvency of such Material Subsidiary and under which all or substantially all of its assets are transferred to the Issuer or another Subsidiary or to a transferee or transferees which immediately upon such transfer become(s) a Subsidiary; or

10.1.9	Expropriation: any governmental authority or agency condemns, seizes, compulsorily purchases or expropriates (excluding any distraint or attachment prior to enforcement or foreclosure) all or a substantial part (in the opinion of the Trustee) of the assets or shares of the Issuer or any Material Subsidiary; or

10.1.10	Analogous Events: any event occurs which under the laws of England or, in the case of any Material Subsidiary, the laws of the relevant Material Subsidiary’s place of incorporation or principal place of business has an analogous effect to any of the events referred to in Condition 10.1.1 to Condition 10.1.9 above

Upon any such notice being given to the Issuer, the Bonds will immediately become due and payable at their principal amount together with accrued interest as provided in the Trust Deed, provided that no such notice may be given unless an Event of Default shall have occurred and provided that, in the case of Conditions 10.1.3, 10.1.5, 10.1.6 and 10.1.9, the Trustee shall have certified in writing to the Issuer that in its opinion such event is materially prejudicial to the interests of the Bondholders.

For the purposes of Condition 10.1.4 above, any indebtedness which is in a currency other than US dollars shall be translated into US dollars at the middle spot rate for the sale of US dollars against the purchase of the relevant currency quoted by any leading bank selected by the Trustee on any day when the Trustee requests a quotation for such purposes.

10.2

If the Bonds have become due and payable pursuant to Condition 10.1, notwithstanding Condition 6.1 and receipt of any payment after the acceleration of the Bonds and provided that no Conversion Notice has been delivered pursuant to Condition 6.1.4, a Bondholder may exercise its Conversion Right in accordance with this Condition 10.2 by depositing a Conversion Notice (unless, with respect to Condition 10.1.3, a Conversion Notice has already been deposited) with a Conversion Agent during the period from and including the date of a default notice with respect to an event specified in Condition 10.1 (at which time the Issuer will notify the Bondholders of the number of Shares per Bond to be delivered upon conversion, assuming all the then outstanding Bonds are converted) to and including the thirtieth business day after such payment.

If any converting Bondholder deposits a Conversion Notice pursuant to this Condition 10 on the business day prior to, or during, a Closed Period, the Bondholder’s Conversion Right shall continue until the business day following the last day of the Closed Period, which shall be deemed the Conversion Date (notwithstanding that such a date may fall outside the Conversion Period, for the purposes of such Bondholder’s exercise of its Conversion Right pursuant to this Condition 10.

If the Conversion Right attached to any Bond is exercised pursuant to this Condition 10.2 or if an Event of Default has occurred pursuant to Condition 10.1.3, the Issuer shall at the option of the converting Bondholder (notice of exercise of such option to be delivered to the Conversion Agent in writing) in lieu of delivery of the relevant Shares pay to such Bondholder an amount in U.S. dollars (converted from Rupees at the Prevailing Rate) (the “Default Cure Amount”), equal to the product of (x) (i) the number of Shares that are required to be delivered by the Issuer to satisfy the Conversion Right in relation to such converting Bondholder minus (ii) the number of Shares that are actually delivered by the Issuer pursuant to such Bondholders’ Conversion Notice and (y) the Closing Price of the Shares on the Conversion Date; provided that if such Bondholder has received any payment under the Bonds pursuant to this Condition 10, the amount of such payment shall be deducted from the Default Cure Amount. Payment of the Default Cure Amount shall be paid to the converting Bondholder on the third business day following the date on which notice of exercise of the option to receive the Default Cure Amount is delivered.

11	Consolidation, Amalgamation or Merger

The Issuer will not consolidate with, merge or amalgamate into or transfer its assets substantially as an entirety to any corporation or convey or transfer its properties and assets substantially as an entirety to any person (the consummation of any such event, a “Merger”), unless:

(i)	the corporation formed by such Merger or the person that acquired such properties and assets shall expressly assume, by a supplemental trust deed, all obligations of the Issuer under the Trust Deed, the Agency Agreement and the Bonds and the performance of every covenant and agreement applicable to it contained therein and to ensure that the holder of each Bond then outstanding will have the right (during the period when such Bond shall be convertible) to convert such Bond into the class and amount of shares, cash and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Shares which would have become liable to be issued upon conversion of such Bond immediately prior to such consolidation, amalgamation, merger, sale or transfer;

(ii)	immediately after giving effect to any such Merger, no Event of Default shall have occurred or be continuing or would result therefrom; and

(iii)	the corporation formed by such Merger, or the person that acquired such properties and assets, shall expressly agree, among other things, to indemnify each holder of a Bond against any tax, assessment or governmental charge payable by withholding or deduction thereafter imposed on such holder solely as a consequence of such Merger with respect to the payment of principal and premium on the Bonds.

12	Prescription

Claims in respect of amounts due in respect of the Bonds will become prescribed unless made within 10 years (in the case of principal and premium) and five years (in the case of interest) from the relevant date for payment.

13	Enforcement

At any time after the Bonds have become due and repayable, the Trustee may, at its discretion and without further notice, take such proceedings against the Issuer as it may think fit to enforce repayment of the Bonds and to enforce the provisions of the Trust Deed, but it will not be bound to take any such proceedings unless (i) it shall have been so requested in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding or shall have been so directed by an Extraordinary Resolution of the Bondholders and (ii) it shall have been indemnified and/or secured to its satisfaction. No Bondholder will be entitled to proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.

14	Meetings of Bondholders, Modification, Waiver and Substitution

14.1	Meetings

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Bonds or the provisions of the Trust Deed. The quorum at any such meeting for passing an Extraordinary Resolution will be two or more persons holding or representing in the aggregate over 50 per cent. in principal amount of the Bonds for the time being outstanding or, at any adjourned such meeting, two or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the due date for any payment in respect of the Bonds, (ii) to reduce or cancel the amount of principal or premium or interest (including default interest) payable in respect of the Bonds (iii) to change the currency of payment of the Bonds, (iv) to modify or cancel the Conversion Rights or the put options specified in Condition 8, or (v) changing the governing law of the Bonds, or (vi) increasing the Conversion Price or to shorten the Conversion Period, or (vii) to modify the provisions concerning the quorum required at any meeting of the Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum for passing an Extraordinary Resolution will be two or more persons holding or representing not less than 66.66 per cent., or at any adjourned such meeting not less than 25 per cent., in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of Bondholders will be binding on all Bondholders, whether or not they are present at the meeting. The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. of the aggregate principal amount of Bonds outstanding shall be as valid and effective as a duly passed Extraordinary Resolution.

14.2	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification (except as mentioned in Condition 14.1 above) to, or the waiver or authorisation of any breach or proposed breach of, the Bonds, the Agency Agreement or the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders or (ii) any modification to the

Bonds or the Trust Deed which, in the Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of law or regulation. Any such modification, waiver or authorisation will be binding on the Bondholders and, unless the Trustee agrees otherwise, any such modifications will be notified by the Issuer to the Bondholders as soon as practicable thereafter.

14.3	Substitution

The Trust Deed contains provisions permitting the Trustee to agree, subject to such amendment of the Trust Deed and such other conditions as the Trustee may require, but without the consent of the Bondholders, to the substitution of any other company in place of the Issuer, or of any previous substituted company, as principal debtor under the Trust Deed and the Bonds. In the case of such a substitution the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. In such event, the Issuer shall give notice to Bondholders in accordance with Condition 17.

14.4	Interests of Bondholders

In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification, authorisation, waiver or substitution) the Trustee shall have regard to the interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer or the Trustee, any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders except to the extent provided for in Condition 9 and/or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

14.5	Certificates/Reports

Any certificate or report of any expert or other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these Conditions or the Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts therein (and shall, in absence of manifest error, in the Trustee’s opinion, be conclusive and binding on all parties) notwithstanding that such certificate or report and/or engagement letter or other document entered into by the Trustee and/or the Issuer in connection therewith contains a monetary or other limit on the liability of the relevant expert or person in respect thereof.

15	Replacement of Certificates

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar or any other Agent upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer and such Agent may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

16	Further Issues

The Issuer may from time to time without the consent of the Bondholders create and issue further securities either having the same terms and conditions as the Bonds in all respects and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Bonds) or upon such terms as the Issuer may determine at the time of their issue.

References in these Conditions to the Bonds include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Bonds. Any further securities forming a single series with the outstanding securities of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other securities may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of securities of other series where the Trustee so decides.

17	Notices

All notices to Bondholders shall be validly given if mailed to them at their respective addresses in the register of Bondholders maintained by the Registrar or published in a leading newspaper having general circulation in Asia (which is expected to be the Asian Wall Street Journal). Any such notice shall be deemed to have been given on the later of the date of such publication and the seventh day after being so mailed, as the case may be.

So long as the Bonds are represented by the Global Certificate and the Global Certificate is held on behalf of Euroclear or Clearstream, Luxembourg or the Alternative Clearing System (as defined in the form of the Global Certificate), notices to Bondholders shall be given by delivery of the relevant notice to Euroclear or Clearstream, Luxembourg or the Alternative Clearing System, for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

18	Agents

The names of the initial Agents and the Registrar and their specified offices are set out below. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Agent and to appoint additional or other Agents including a replacement Registrar. The Issuer will at all times maintain (i) a Principal Agent, (ii) a Registrar outside the United Kingdom, (iii) an Agent having a specified office in Singapore where the Bonds may be presented or surrendered for payment or redemption, so long as the Bonds are listed on the Singapore Stock Exchange and the rules of that exchange so require (and such agent in Singapore shall be a Paying, Transfer and Conversion Agent and shall be referred to in these terms and conditions as the “Singapore Agent”) and (iv) as necessary or as requested by the Trustee, a Paying Agent and Conversion Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to any law implementing the Savings Directive (2003/48/EC) or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000. Notice of any such termination or appointment, of any changes in the specified offices of any Agent or the Registrar and of any change in the identity of the Registrar or the Principal Agent will be given promptly by the Issuer to the Bondholders in accordance with Condition 17 and in any event not less than 30 days’ notice will be given.

So long as the Bonds are listed on the Singapore Stock Exchange and the rules of that exchange so require, in the event that the Global Certificate is exchanged for definitive Certificates, the Issuer shall appoint and maintain a paying agent in Singapore, where the Bonds may be presented or surrendered for payment or redemption. In addition, in the event that the Global Certificate is exchanged for definitive Certificates, announcement of such exchange shall be made through the Singapore Stock Exchange and such announcement will include all material information with respect to the delivery of the definitive Certificates, including details of the Singapore agent.

19	Indemnification

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce repayment unless indemnified and/or secured to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer without accounting for any profit.

20	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of this Bond under the Contracts (Rights of Third Parties) Act 1999.

21	Governing Law

The Bonds, the Trust Deed and the Agency Agreement and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, the laws of England. In relation to any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds the Issuer has in the Trust Deed irrevocably submitted to the courts of England and in relation thereto has appointed Law Debenture Corporate Services Limited, now at Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom, as its agent for service of process in England.

Under current regulations of the RBI applicable to convertible bonds, the Issuer would require the prior approval of the RBI before repaying the Bonds prior to 31 October 2014, including redemption pursuant to Condition 8.2, 8.3, 8.4 or 8.5 or following acceleration on an Event of Default prior to 31 October 2014, and such approval may or may not be forthcoming.

Schedule 2

Form of Global Certificate

SESA GOA LIMITED

(incorporated with limited liability under the laws of India)

U.S.$500,000,000

5.0 per cent. Convertible Bonds due 2014 convertible into Shares

GLOBAL CERTIFICATE

ISIN: XS0454988592

Common Code: 045498859

The Bonds in respect of which this Global Certificate is issued are in registered form and form the series designated as specified in the title (the “Bonds”) of Sesa Goa Limited (the “Company”).

The Company hereby certifies that Citivic Nominees Limited is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of U.S.$500,000,000 (Five Hundred Million Dollars) or such lesser amount as is shown on the register of Bondholders as being represented by this Global Certificate and is duly endorsed (for information purposes only) in the third column of Schedule 1 to this Global Certificate. For value received, the Company promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Trust Deed and the Conditions, each as referred to below.

The Bonds are constituted by a Trust Deed (the “Trust Deed”) dated 30 October 2009 made between the Company and Citicorp International Limited as trustee (the “Trustee”) and are subject to, and have the benefit of, the Trust Deed and the terms and conditions (the “Conditions”) set out in Schedule 1 to the Trust Deed and herein, as modified by the provisions of this Global Certificate. Terms defined in the Trust Deed have the same meanings when used herein.

The Bonds in respect of which this Global Certificate is issued are convertible into equity shares with full voting rights and with a par value of Rs.1.00 each of the Company subject to and in accordance with the Conditions and the Trust Deed.

Owners of interests in the Bonds in respect of which this Global Certificate is issued will be entitled to have title to the Bonds registered in their names and to receive individual definitive Certificates if either (i) the common depositary or any successor to the common depositary notifies the Company in writing that it is at any time unwilling or unable to continue to act as a depositary and a successor depositary is not appointed by the Company within 90 days or (ii) Euroclear or Clearstream, Luxembourg (or any other clearing system (an “Alternative Clearing System”) as shall have been designated by the Company and approved by the Trustee on behalf of which the Bonds evidenced by this Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so. The issue of definitive certificates will be announced to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) (as long as the Bonds are listed on the SGX-ST and the rule of that exchange so require), and such announcement will include all material information with respect to the issue and delivery of the definitive certificates, including details of the paying agent in Singapore.

In such circumstances, the Company will at its own expense cause sufficient individual definitive Certificates to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant Bondholders. A person with an interest in the Bonds in respect of which this Global Certificate is issued must provide the Registrar with a written order containing instructions and such other information as the Company and the Registrar may require to complete, execute and deliver such individual definitive Certificates.

This Global Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Certificate is issued.

The Conditions are modified as follows in so far as they apply to the Bonds in respect of which this Global Certificate is issued.

The Registrar will not register the exchange of interests in this Global Certificate for individual definitive Certificates for a period of 15 calendar days preceding the due date for any payment of principal and premium (if any) in respect of the Bonds.

Meetings

The registered holder of this Global Certificate shall be treated as being two persons for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each U.S.$100,000 in principal amount of Bonds for which this Global Certificate is issued. The Trustee may allow a person with an interest in the Bonds in respect of which this Global Certificate has been issued to attend and speak (but not to vote) at a meeting of Bondholders on appropriate proof of his identity.

Conversion

Subject to the requirements of Euroclear and Clearstream, Luxembourg or any Alterative Clearing System, the Conversion Right attaching to Bonds in respect of which this Global Certificate is issued may be exercised by the presentation to, or to the order of, the Principal Agent of one or more Conversion Notices duly completed by, or on behalf of, a holder of a book-entry interest in such Bonds. Deposit of this Global Certificate with the Conversion Agent together with the relevant Conversion Notice(s) shall not be required. The exercise of the Conversion Right shall be notified by the Conversion Agent to the Registrar and the holder of this Global Certificate.

Trustee’s Powers

In considering the interests of Bondholders while this Global Certificate is registered in the name of a nominee for a clearing system, the Trustee may, to the extent it considers is appropriate to do so in the circumstances but without being obliged to do so, (a) have regard to any information provided to it by such clearing system as to the identity (either individually or by way of category) of its accountholders with entitlements to the Bonds and (b) may consider such interests as if such accountholders were the holders of the Bonds in respect of which this Global Certificate is issued.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Bonds in respect of which this Global Certificate is issued shall be recognised as the beneficiaries of the trust set out in the Trust Deed, to the extent of the principal amount of their interest in the Bonds set out in the certificate of the holder, as if they were themselves the holders of Bonds in such principal amounts.

Cancellation

Cancellation of any Bond by the Company following its redemption, conversion or purchase by the Company will be effected by a reduction in the principal amount of the Bonds in the register of Bondholders.

Bondholder’s Redemption

The Bondholders’ put options in Conditions 8.4, 8.5 and 8.7 may be exercised by the holder of this Global Certificate (acting upon instructions from the Bondholders) giving notice to the Principal Agent of the principal amount of Bonds in respect of which the option is exercised and presenting this Global Certificate for endorsement or exercise within the time limits specified in the Conditions.

Conversion at the Option of the Company

The option of the Company provided for in Conditions 8.2 and 8.3 shall be exercised by the Company giving notice to the Bondholders within the time limits set out in and containing the information required by those Conditions and Condition 8.10.

Bondholder’s Tax Option

The option of Bondholders not to have the Bonds redeemed as provided in Condition 8.3.3 shall be exercised by the presentation to the Principal Agent, or to the order of the Principal Agent, of a duly completed notice of redemption within the time limits set out in and containing the information required by Condition 8.3.3.

Registration of Title

Certificates in definitive form for individual holdings of Bonds will not be issued in exchange for interests in Bonds in respect of which the Global Certificate is issued, except if either Euroclear or Clearstream, Luxembourg (or any Alternative Clearing System on behalf of which the Bonds evidenced by the Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason, of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

Payments

Payments of principal, interest and premium (if any) in respect of Bonds represented by this Global Certificate will be made against presentation or, if no further payment is to be made in respect of the Bonds, against presentation and surrender of this Global Certificate to or to the order of the Principal Agent or such other Paying Agent as shall have been notified to the Bondholders for such purpose.

Transfers

Transfers of interests in the Bonds with respect to which this Global Certificate is issued shall be effected through the records of Euroclear and Clearstream, Luxembourg and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg and their respective direct and indirect participants.

Notices

So long as the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear and Clearstream, Luxembourg or the Alternative Clearing System, notices to Bondholders may be given by delivery of the relevant notice to Euroclear or Clearstream, Luxembourg or the Alternative Clearing System, for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

This Global Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Certificate is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Company has caused this Global Certificate to be signed on its behalf.

Dated 30 October 2009

SESA GOA LIMITED

By:

Name:

Title:

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds.

Citigroup Global Markets Deutschland AG & Co. KGaA

as Registrar (without recourse, warranty or liability)

By:

Authorised Signatory

Schedule A

SCHEDULE OF REDUCTIONS IN PRINCIPAL AMOUNT OF THE BONDS IN RESPECT OF WHICH

THIS GLOBAL CERTIFICATE IS ISSUED

The following reductions in the principal amount of the Bonds in respect of which this Global Certificate is issued have been made as a result of (i) exercise of the Conversion Rights attaching to the Bonds or (ii) redemption of the Bonds or (iii) issue of definitive Certificates in respect of the Bonds or (iv) purchase and cancellation of the Bonds:

Date of Conversion/Redemption/Purchase and cancellation of the Bonds/issue of definitive Certificates (stating which)	Amount of decrease in principal amount of Bonds	Principal amount of Bonds following such decrease		Notation made by or on behalf of the Registrar
30 October 2009		U.S.$	500,000,000

Schedule B

Interest Payments in respect of this Global Certificate

The following payments of interest in respect of this Global Certificate and the Bonds represented by this Global Certificate have been made:

Date made	Amount of Interest due and payable	Amount of interest paid	Notation made by or on behalf of the Principal Agent

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Bonds in respect of which the Global Certificate is issued, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount transferred	Name, address and account for payments of transferee

Dated:	Certifying Signature:

Name:

Notes:

(a)	A representative of the Bondholder should state the capacity in which he signs e.g. executor.

(b)	The signature of the transferee shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Principal Agent or the Registrar may require.

(c)	This form and certificate of transfer should be dated as of the date it is deposited with the relevant Transfer Agent.

PRINCIPAL PAYING AGENT

CONVERSION, TRANSFER AND PAYING AGENT

Citibank, N.A.

21st Floor, Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

REGISTRAR

Citigroup Global Markets Deutschland AG & Co. KGaA

Reuterweg 16

60323 Frankfurt

Germany

Schedule 3

Provisions for Meetings of Bondholders

1	(a)

(i)	A holder of a Bond may by an instrument in writing (a “form of proxy”) in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Agent not later than 24 hours before the time fixed for any meeting, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

(ii)	A holder of a Bond which is a corporation may by delivering to any Agent not later than 24 hours before the time fixed for any meeting a resolution of its Directors or other governing body in English authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders.

(iii)	Any proxy appointed pursuant to sub-paragraph 1(a)(i) above or representative appointed pursuant to sub-paragraph (a)(ii) above shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bond shall be deemed for such purposes not to be the holder.

(b) “block voting instruction” shall mean a document in the English language issued by the Principal Agent and dated, in which:

(i)	it is certified that Bonds are registered in the books and records maintained by the Registrar in the names of specified registered holders;

(ii)	it is certified that each holder of such Bonds or a duly authorised agent on his or its behalf has instructed the Principal Agent that the vote(s) attributable to his or its Bonds so deposited or registered should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjournment thereof and that all such instructions are, during the period of 48 hours prior to the time for which such meeting or adjourned meeting is convened, neither revocable nor subject to amendment but without prejudice to the provisions of paragraph (b) above;

(iii)	the total number and the identifying numbers of the Bonds so registered are listed, distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(iv)	any person named in such document (hereinafter called a “proxy”) is authorised and instructed by the Principal Agent to cast the votes attributable to the Bonds so listed in accordance with the instructions referred to in (ii) and (iii) above as set out in such document.

(c) Block voting instructions and forms of proxy shall be valid for so long as the relevant Bonds shall be duly registered in the name(s) of the registered holder(s) certified in the block voting instruction or, in the case of a form of proxy, in the name of the appointor but not otherwise and notwithstanding any other provision of this Schedule and during the validity thereof the proxy shall, for all purposes in connection with any meeting of holders of Bonds, be deemed to be the holder of the Bonds of the relevant Series to which such block voting instructions or form of proxy relates.

2	The Company or the Trustee may at any time convene a meeting of Bondholders. If the Trustee receives a written request by Bondholders holding at least 10 per cent. in principal amount of the Bonds for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of Bondholders. Every meeting shall be held at a time and place approved by the Trustee.

3	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders to convene a meeting of Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting, be given in the manner provided in the Conditions and shall specify, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the specified office of an Agent not later than 24 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their Directors or other governing body and by delivering an executed copy of such resolution to the Agent not later than 24 hours before the time fixed for the meeting.

4	A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may act as chairman of a meeting but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Company may appoint a chairman, failing which the Bondholders present shall choose one of their number to be chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

5	At a meeting two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 10 per cent. in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted unless the requisite quorum be present at the commencement of business. The quorum at a meeting for passing an Extraordinary Resolution shall (subject as provided below) be two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate over 50 per cent. in principal amount of the Bonds for the time being outstanding provided that the quorum at any meeting the business of which includes any of the matters specified in the proviso to paragraph 16 shall be two or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate over 66.66 per cent. in principal amount of the Bonds for the time being outstanding.

6

If within 15 minutes from the time fixed for a meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders or if the Company and the Trustee agree, be dissolved. In any other case it shall stand adjourned to such date, not less than 14 nor more than 42 days later, and to such place as the chairman may decide. At such adjourned meeting two or more persons present in person holding Bonds or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 16 the quorum shall be two or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate over 25 per cent. in principal amount of the Bonds for the time being outstanding.

7	The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which might not lawfully have been transacted at the meeting from which the adjournment took place.

8	At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

9	Each question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a holder of a voting certificate or as a proxy or representative.

10	Unless a poll is (before or on the declaration of the result of the show of hands) demanded at a meeting by the chairman, the Company, the Trustee or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than two per cent. in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11	If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12	A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13	The Company and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend or speak at a meeting of Bondholders unless he is the holder of a Bond or is a proxy or a representative.

14	On a show of hands every holder who is present in person or any person who is present and is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each U.S.$100,000 principal amount of Bonds held or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

15	A proxy need not be a Bondholder.

16	A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

(i)	to sanction any proposal by the Company for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Company whether or not such rights arise under this Trust Deed;

(ii)	to sanction any proposal by the Company for the exchange or substitution for the Bonds of, or the conversion of the Bonds into, shares, bonds, or other obligations or securities of the Company or any other entity;

(iii)	to assent to any modification of this Trust Deed or the Bonds which shall be proposed by the Company or the Trustee;

(iv)	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

(v)	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

(vi)	to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

(vii)	to approve any proposal by the Company for the substitution of any entity for the Company (or any previous substitute) as principal debtor under this Trust Deed;

(viii)	to approve a proposed new Trustee and to remove a Trustee; and

(ix)	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds,

provided that the special quorum provisions contained in the proviso to paragraph 5 and, in the case of an adjourned meeting, in the proviso to paragraph 6 shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 16(ii) or (vii) or the purpose of making any modification to the provisions contained in this Trust Deed or the Bonds which would have the effect of:

(a)	modifying the due date for any payment in respect of the Bonds; or

(b)	reducing or cancelling the principal amount, premium or interest (including default interest) payable in respect of the Bonds; or

(c)	changing the currency of any payment in respect of the Bonds; or

(d)	modifying or cancelling the Conversion Right or the put options specified in Condition 8; or

(e)	changing the governing law of the Bonds; or

(f)	increasing the Conversion Price or shortening the Conversion Period; or

(g)	modifying the provisions contained in this Schedule concerning the quorum required at a meeting of Bondholders or the majority required to pass an Extraordinary Resolution; or

(h)	amending this proviso.

17

An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

18	The expression “Extraordinary Resolution” means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast at such meeting.

19	A resolution in writing signed by or on behalf of the holders of not less than 90 per cent. in principal amount of the Bonds who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Bondholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Bondholders.

20	Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

21	Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the procedures for the holding of meetings and attendance and voting at them or regarding the making of resolutions in writing as the Trustee may in its sole discretion determine including (without limitation) such regulations and requirements as the Trustee thinks reasonable to satisfy itself that persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and that those who purport to attend or vote at a meeting or to sign a written resolution are entitled to do so.

Schedule 4

Form of Directors’ Certificate

[On the letterhead of the Company]

To:	Citicorp International Limited
39th Floor, ICBC Tower Citibank Plaza
3 Garden Road, Central
Hong Kong

Attention:	Agency and Trust

[Date]

Dear Sirs

US$500,000,000 5.0 per cent. Convertible Bonds due 2014 convertible into Shares of Sesa Goa Limited

This certificate is delivered to you in accordance with Clause 9.7 of the Trust Deed dated 30 October 2009 (the “Trust Deed”) and made between Sesa Goa Limited (the “Company”) and Citicorp International Limited (the “Trustee”). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

We hereby certify that, to the best of our knowledge, information and belief (having made all reasonable enquiries):

(a)	as at [—][1], no Event of Default or Potential Event of Default existed [other than [—]][2] and no Event of Default or Potential Event of Default had occurred since [the date of the Trust Deed] [or the Certification Date of the last certificate delivered under Clause 9.7][3] (other than [—]][4];

(b)	from and including [the date of the Trust Deed] [or the Certification Date of the last certificate delivered under Clause 9.7][3] to and including [—][1], the Company has complied in all respects with its obligations under the Trust Deed and the Bonds [other than [ ]][5]; and

(c)	from and including [the date of the Trust Deed] [or the Certification Date of the last certificate delivered under Clause 9.7][3] to and including [—][1], there has been no change in the laws or regulations of India affecting the conversion of the Bonds (or the Conversion Right being exercisable) [other than [ ]][6].

This certificate is given without personal responsibility.

[1]	Specify a date not more than 5 days before the date of delivery of the certificate.
[2]	If any Event of Default or Potential Event of Default did exist, give details; otherwise delete.
[3]	Include unless the certificate is the first certificate delivered under Clause 9.7, in which case delete.
[4]	If any Event of Default or Potential Event of Default did exist, give details; otherwise delete.
[5]	If the Company has failed to comply with any obligation(s), give details; otherwise delete.
[6]	If there has been a change in the laws or regulations of India affecting the conversion of the Bonds (or the Conversion Right being exercisable), give details; otherwise delete.

For and on behalf of

Sesa Goa Limited

Director	Director

This deed is delivered the day and year first before written.

SESA GOA LIMITED

By:	By:	/s/ C.D. CHITNIS
SECRETARY & GM-LEGAL

CITICORP INTERNATIONAL LIMITED

By:	By:

This deed is delivered the day and year first before written.

SESA GOA LIMITED

By:

CITICORP INTERNATIONAL LIMITED

By:	By:	/s/ SIGIT PRIWIBOWO
Vice President